                                                                   Exhibit 99.03

                       CARDINAL HEALTH 401(k) SAVINGS PLAN

              Amended and Restated Effective as of January 1, 2005

                                                                            2005

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                                       TABLE OF CONTENTS
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ARTICLE I               DEFINITIONS.........................................................       2

         Section 1.01          Account......................................................       2
         Section 1.02          Accounting Date..............................................       2
         Section 1.03          Administrative Committee.....................................       2
         Section 1.04          Beneficiary..................................................       2
         Section 1.05          Benefits Group...............................................       2
         Section 1.06          Board........................................................       2
         Section 1.07          Catch-Up Account.............................................       2
         Section 1.08          Code.........................................................       2
         Section 1.09          Company......................................................       2
         Section 1.10          Compensation.................................................       2
         Section 1.11          Compensation Deferral Account................................       4
         Section 1.12          Disability...................................................       4
         Section 1.13          Effective Date...............................................       5
         Section 1.14          Eligible Employee............................................       5
         Section 1.15          Employee.....................................................       5
         Section 1.16          Employer(s)..................................................       5
         Section 1.17          Employer Contribution Account................................       5
         Section 1.18          ERISA........................................................       5
         Section 1.19          Former Participant...........................................       6
         Section 1.20          Highly Compensated Employee..................................       6
         Section 1.21          Income.......................................................       6
         Section 1.22          Investment Manager...........................................       6
         Section 1.23          Leased Employee..............................................       6
         Section 1.24          Matching Account.............................................       7
         Section 1.25          Nonforfeitable...............................................       7
         Section 1.26          Nonforfeitable Account Balance...............................       7
         Section 1.27          Non-highly Compensated Employee..............................       7
         Section 1.28          Normal Retirement Age........................................       7
         Section 1.29          Participant..................................................       7
         Section 1.30          Plan.........................................................       7
         Section 1.31          Plan Administrator...........................................       7
         Section 1.32          Plan Year....................................................       8
         Section 1.33          Policy Committee.............................................       8
         Section 1.34          Qualified Matching Contribution Account......................       8
         Section 1.35          Qualified Non-elective Contribution Account..................       8
         Section 1.36          Related Employers............................................       8
         Section 1.37          Required Beginning Date......................................       8
         Section 1.38          Rollover Account.............................................       8
         Section 1.39          Service and Break in Service Definitions.....................       8
         Section 1.40          Shares.......................................................      12
         Section 1.41          Spouse.......................................................      12
         Section 1.42          Transition Account...........................................      12
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         Section 1.43          Transfer Account.............................................      12
         Section 1.44          Treasury Regulations.........................................      12
         Section 1.45          Trust........................................................      12
         Section 1.46          Trust Fund...................................................      12
         Section 1.47          Trustee......................................................      13
         Section 1.48          Valuation Date...............................................      13
         Section 1.49          Terms Defined Elsewhere......................................      13

      ARTICLE II        ELIGIBILITY AND PARTICIPATION.......................................      15

         Section 2.01          ELIGIBILITY..................................................      15
         Section 2.02          PARTICIPATION UPON RE-EMPLOYMENT.............................      15
         Section 2.03          ENROLLMENT...................................................      15
         Section 2.04          TRANSFERS BETWEEN PARTICIPATING EMPLOYERS....................      15
         Section 2.05          TRANSFERS BETWEEN CLASSES OF EMPLOYEES.......................      15

     ARTICLE III        CONTRIBUTIONS.......................................................      16

         Section 3.01          INDIVIDUAL ACCOUNTS..........................................      16
         Section 3.02          EMPLOYER CONTRIBUTIONS.......................................      16
         Section 3.03          EMPLOYER AND SPECIAL CONTRIBUTION ALLOCATION AND
                               ACCRUAL OF BENEFIT...........................................      16
         Section 3.04          PARTICIPANT CONTRIBUTIONS....................................      18
         Section 3.05          CHANGES AND SUSPENSIONS OF COMPENSATION DEFERRAL
                               CONTRIBUTIONS AND CATCH-UP CONTRIBUTIONS.....................      19
         Section 3.06          MATCHING AND QUALIFIED MATCHING CONTRIBUTIONS................      20
         Section 3.07          MATCHING CONTRIBUTION ALLOCATION AND ACCRUAL OF
                               BENEFIT......................................................      21
         Section 3.08          VOLUNTARY EMPLOYEE NONDEDUCTIBLE CONTRIBUTIONS...............      21
         Section 3.09          QUALIFIED NON-ELECTIVE CONTRIBUTIONS.........................      21
         Section 3.10          TIME OF PAYMENT OF CONTRIBUTION..............................      22
         Section 3.11          ALLOCATION OF FORFEITURES....................................      22
         Section 3.12          ROLLOVER AND TRANSFER CONTRIBUTIONS..........................      22
         Section 3.13          TRANSITION CONTRIBUTIONS.....................................      23
         Section 3.14          RETURN OF CONTRIBUTIONS......................................      23
         Section 3.15          FURTHER REDUCTIONS OF CONTRIBUTIONS..........................      23

      ARTICLE IV        TERMINATION OF SERVICE; PARTICIPANT VESTING.........................      24

         Section 4.01          VESTING......................................................      24
         Section 4.02          INCLUDED YEARS OF SERVICE - VESTING..........................      24
         Section 4.03          FORFEITURE OCCURS............................................      24
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         Section 4.04          CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED
                               PARTICIPANTS.................................................      25
         Section 4.05          RESTORATION OF FORFEITED PORTION OF ACCOUNT..................      25
         Section 4.06          TRANSFER BETWEEN CLASSES OF EMPLOYEES........................      27
         Section 4.07          TRANSFERS BETWEEN PARTICIPATING EMPLOYERS....................      27

       ARTICLE V        TIME AND METHOD OF PAYMENT OF BENEFITS..............................      29

         Section 5.01          RETIREMENT...................................................      29
         Section 5.02          DISTRIBUTION UPON SEPARATION FROM SERVICE PRIOR TO
                               NORMAL RETIREMENT AGE........................................      29
         Section 5.03          OTHER RULES GOVERNING THE TIME OF PAYMENT OF BENEFITS........      31
         Section 5.04          FORM OF BENEFIT PAYMENTS.....................................      31
         Section 5.05          MINIMUM DISTRIBUTION REQUIREMENTS............................      31
         Section 5.06          DISTRIBUTIONS UPON DEATH.....................................      32
         Section 5.07          REVISED REQUIRED MINIMUM DISTRIBUTIONS.......................      33
         Section 5.08          DESIGNATION OF BENEFICIARY...................................      37
         Section 5.09          FAILURE OF BENEFICIARY DESIGNATION...........................      37
         Section 5.10          SPECIAL RULES FOR TRANSFER ACCOUNTS..........................      38
         Section 5.11          DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS................      38
         Section 5.12          RE-EMPLOYMENT OF PARTICIPANTS RECEIVING PAYMENTS.............      39
         Section 5.13          FORM OF PAYMENTS.............................................      39
         Section 5.14          LOST PARTICIPANT OR BENEFICIARY..............................      39
         Section 5.15          FACILITY OF PAYMENT..........................................      40
         Section 5.16          NO DISTRIBUTION PRIOR TO SEPARATION FROM SERVICE,
                               DEATH OR DISABILITY..........................................      40
         Section 5.17          DISTRIBUTION OF ASSETS TRANSFERRED FROM MONEY
                               PURCHASE PENSION PLAN........................................      40
         Section 5.18          WRITTEN INSTRUCTION NOT REQUIRED.............................      41

      ARTICLE VI        WITHDRAWALS; DIRECT ROLLOVERS AND WITHHOLDING; LOANS................      42

         Section 6.01          HARDSHIP WITHDRAWALS.........................................      42
         Section 6.02          SPECIAL WITHDRAWAL RULES APPLICABLE TO ROLLOVER
                               CONTRIBUTIONS................................................      43
         Section 6.03          SPECIAL WITHDRAWAL RULES APPLICABLE TO TRANSFER
                               ACCOUNTS.....................................................      43
         Section 6.04          WITHDRAWALS UPON ATTAINMENT OF AGE 59 1/2....................      43
         Section 6.05          DIRECT ROLLOVER AND WITHHOLDING RULES........................      44
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         Section 6.06          LOANS TO PARTICIPANTS........................................      45

     ARTICLE VII        EMPLOYER ADMINISTRATIVE PROVISIONS..................................      48

         Section 7.01          ESTABLISHMENT OF TRUST.......................................      48
         Section 7.02          INFORMATION TO COMMITTEE.....................................      48
         Section 7.03          NO LIABILITY.................................................      48
         Section 7.04          INDEMNITY OF COMMITTEE.......................................      48
         Section 7.05          INVESTMENT FUNDS.............................................      48

    ARTICLE VIII        PARTICIPANT ADMINISTRATIVE PROVISIONS...............................      50

         Section 8.01          PERSONAL DATA TO BENEFITS GROUP..............................      50
         Section 8.02          ADDRESS FOR NOTIFICATION.....................................      50
         Section 8.03          ASSIGNMENT OR ALIENATION.....................................      50
         Section 8.04          NOTICE OF CHANGE IN TERMS....................................      50
         Section 8.05          PARTICIPANT DIRECTION OF INVESTMENT..........................      50
         Section 8.06          CHANGE OF INVESTMENT DESIGNATIONS............................      51
         Section 8.07          LITIGATION AGAINST THE TRUST.................................      51
         Section 8.08          INFORMATION AVAILABLE........................................      52
         Section 8.09          APPEAL PROCEDURE FOR DENIAL OF BENEFITS......................      52
         Section 8.10          CLAIMS INVOLVING BENEFITS RELATED TO DISABILITY..............      53
         Section 8.11          USE OF ALTERNATIVE MEDIA.....................................      53

      ARTICLE IX        ADMINISTRATION OF THE PLAN..........................................      54

         Section 9.01          ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR
                               PLAN AND TRUST ADMINISTRATION................................      54
         Section 9.02          APPOINTMENT OF COMMITTEE.....................................      54
         Section 9.03          COMMITTEE PROCEDURES.........................................      54
         Section 9.04          RECORDS AND REPORTS..........................................      55
         Section 9.05          OTHER COMMITTEE POWERS AND DUTIES............................      55
         Section 9.06          RULES AND DECISIONS..........................................      56
         Section 9.07          APPLICATION AND FORMS FOR BENEFITS...........................      56
         Section 9.08          AUTHORIZATION OF BENEFIT PAYMENTS............................      56
         Section 9.09          FUNDING POLICY...............................................      56
         Section 9.10          FIDUCIARY DUTIES.............................................      56
         Section 9.11          ALLOCATION OR DELEGATION OF DUTIES AND
                               RESPONSIBILITIES.............................................      57
         Section 9.12          PROCEDURE FOR THE ALLOCATION OR DELEGATION OF
                               FIDUCIARY DUTIES.............................................      57
         Section 9.13          SEPARATE ACCOUNTING..........................................      57
         Section 9.14          VALUE OF PARTICIPANT'S ACCOUNT...............................      58
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         Section 9.15          REGISTRATION AND VOTING OF EMPLOYER COMMON STOCK.............      58
         Section 9.16          INDIVIDUAL STATEMENT.........................................      58
         Section 9.17          FEES AND EXPENSES FROM FUND..................................      58

       ARTICLE X        TOP HEAVY RULES.....................................................      60

         Section 10.01         MINIMUM EMPLOYER CONTRIBUTION................................      60
         Section 10.02         ADDITIONAL CONTRIBUTION......................................      60
         Section 10.03         DETERMINATION OF TOP HEAVY STATUS............................      61
         Section 10.04         TOP HEAVY VESTING SCHEDULE...................................      62
         Section 10.05         DEFINITIONS..................................................      62

      ARTICLE XI        MISCELLANEOUS.......................................................      64

         Section 11.01         EVIDENCE.....................................................      64
         Section 11.02         NO RESPONSIBILITY FOR EMPLOYER ACTION........................      64
         Section 11.03         FIDUCIARIES NOT INSURERS.....................................      64
         Section 11.04         WAIVER OF NOTICE.............................................      64
         Section 11.05         SUCCESSORS...................................................      64
         Section 11.06         WORD USAGE...................................................      64
         Section 11.07         HEADINGS.....................................................      64
         Section 11.08         STATE LAW....................................................      64
         Section 11.09         EMPLOYMENT NOT GUARANTEED....................................      65

     ARTICLE XII        EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION...........................      66

         Section 12.01         EXCLUSIVE BENEFIT............................................      66
         Section 12.02         AMENDMENT BY EMPLOYER........................................      66
         Section 12.03         AMENDMENT TO VESTING PROVISIONS..............................      66
         Section 12.04         DISCONTINUANCE...............................................      67
         Section 12.05         FULL VESTING ON TERMINATION..................................      67
         Section 12.06         MERGER, DIRECT TRANSFER AND ELECTIVE TRANSFER................      67
         Section 12.07         TERMINATION..................................................      68
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SCHEDULE I              PARTICIPATING EMPLOYERS

SCHEDULE II             MERGING PLANS

SCHEDULE III            ANNUITY DISTRIBUTIONS TO CERTAIN PARTICIPANTS

SCHEDULE IV             LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

SCHEDULE V              SPECIAL PROVISIONS FOR PRIOR MERGED PLANS
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                       CARDINAL HEALTH 401(k) SAVINGS PLAN

      Cardinal Health, Inc., an Ohio corporation, hereby amends and restates in its entirety the Cardinal Health Profit Sharing, Retirement and Savings Plan, generally effective as of January 1, 2005, unless otherwise stated herein and renames the plan as the Cardinal Health 401(k) Savings Plan. Special effective dates are included with respect to a number of provisions as necessary to conform to amendments to the Code enacted by the General Agreement on Tariffs and Trade, Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000 and the Economic Growth and Tax Relief Reconciliation Act of 2002 (by incorporation of the previously adopted "good faith" amendments herein). In this amendment and restatement, the Employer intends to implement various design changes, including the adoption of a safe harbor 401(k) plan, and to provide for the merger of certain plans (the "Merging Plans") previously maintained as separate plans, effective as of the dates specified in Schedule II to the Plan.

      The Employer intends that the Plan be qualified under Section 401(a) of the Code, with a cash or deferred arrangement qualified under Section 401(k) of the Code and a trust exempt from taxation under Section 501(a) of the Code. Pursuant to the requirements of Code Section 401(a)(27), the Employer intends that the Plan be a profit sharing plan. In addition, pursuant to Sections 401(k)(12) and 401(m)(11), the Employer intends that the Plan be a safe harbor 401(k) plan. The provisions of this amended and restated Plan shall apply solely to an Employee whose employment with the Employer terminates on or after the Effective Date. An Employee whose employment with the Employer terminates prior to the Effective Date shall be entitled to a benefit, if any, as determined under the provisions of the Plan or the appropriate Merging Plan in effect on the date his employment terminated.

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                                    ARTICLE I
                                   DEFINITIONS

      Each word and phrase defined in this Article I shall have the following meaning whenever such word or phrase is capitalized and used herein unless a different meaning is clearly required by the context of this agreement.

      Section 1.01 Account. The separate bookkeeping account that the Administrative Committee or the Trustee shall maintain for a Participant pursuant to Section 9.13 of this Plan.

      Section 1.02 Accounting Date. The last day of the Plan Year.

      Section 1.03 Administrative Committee. The Financial Benefit Plans Committee or such other committee of at least three (3) persons appointed pursuant to Article IX to assist the Company in the administration of the Plan.

      Section 1.04 Beneficiary. A person, including any individual, legal representative, estate or other entity, designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's, the Administrative Committee's, or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.

      Section 1.05 Benefits Group. The group of employees of the Company reporting to the Vice President, Benefits or comparable position responsible for day-to-day administration of the Plan.

      Section 1.06 Board. The board of directors of Cardinal Health, Inc. or a committee thereof acting on its behalf.

      Section 1.07 Catch-Up Account. That portion of a Participant's Account credited with Catch-Up Contributions under Section 3.04.B., and adjustments relating thereto.

      Section 1.08 Code. The Internal Revenue Code of 1986, as it may be amended from time to time.

      Section 1.09 Company. Cardinal Health, Inc., an Ohio corporation.

      Section 1.10 Compensation.

      A. Compensation. Except as otherwise provided on Schedule V to the Plan, the Participant's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses).

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            Compensation also includes "Elective Contributions" made by the
            Employer on the Employee's behalf. Elective Contributions are amounts excludible from the Employee's gross income under Code
            Section 402(e)(3) (relating to a Code Section 401(k) arrangement), Code Section 402(h) (relating to a Simplified Employee Pension), Code Section 125 (relating to a cafeteria plan), Code Section 403(b) (relating to a tax-sheltered annuity), Code Section 132(f)(4) (relating to a qualified transportation fringe benefit plan) and, effective July 1, 2002, "deemed compensation" under Code Section 125 pursuant to Revenue Ruling 2002-27. Compensation includes compensation paid by the Employer to an Employee through another person under the common paymaster provisions of Code Sections 3121(s) and 3306(p). The term "Compensation" does not include:


            (i) Employer contributions (other than Elective Contributions) to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a simplified employee pension plan to the extent such contributions are excludible from the Employee's gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

            (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

            (iii) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option.

            (iv) Moving allowances, automobile allowances, tuition reimbursement, financial/tax planning reimbursement, other extraordinary compensation (including, but not limited to, tax "gross-up" payments and stay-for-pay payments) and imputed income from other employer-provided benefits.

            (v) Amounts paid under a self-insured short-term disability plan or amounts attributable to accrued but unused sick pay hours attributable to a prior calendar year used when commencing short-term disability or other absence if includible in the gross income of the Employee.

            (vi) Other amounts that receive special tax benefits, such as premiums for group term life insurance or contributions made by an Employer (whether or not under salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludible from the gross income of the Employee), other than Elective Contributions.

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            Any reference in this Plan to Compensation is a reference to the definition in this Section 1.10, unless the Plan reference specifies a modification to this definition. The Administrative Committee will take into account only Compensation actually paid for the relevant period.

      B. Compensation Limit. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "Compensation Limitation" under Code Section 401(a)(17) in effect for the applicable Determination Period as defined herein. Effective January 1, 2005, the Compensation Limitation is $210,000, and is subject to cost of living adjustments in future years in accordance with Code
            Section 401(a)(17)(B) and applicable statutory changes. Any such cost of living adjustment or statutory change in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the "Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is
            12. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the Compensation Limitation set forth in this provision.

      C. Compensation - Special Rules. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, the Employer may elect to use an alternate nondiscriminatory definition of Compensation, in accordance with the requirements of Code Section 414(s) and the Treasury Regulations promulgated thereunder. In determining Compensation (for purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees), the Employer may elect to include as Compensation all Elective Contributions made by the Employer on behalf of Employees. The Employer's election to include Elective Contributions must be consistent and uniform with respect to Employees and all plans of the Employer for any particular Plan Year. The Employer may make this election to include Elective Contributions for nondiscrimination testing purposes, irrespective of whether Subsection A includes Elective Contributions in the general definition of Compensation applicable to the Plan.

      Section 1.11 Compensation Deferral Account. That portion of a Participant's Account credited with Compensation Deferral Contributions under
Section 3.04.A., and adjustments relating thereto.

      Section 1.12 Disability. A physical or mental condition that has qualified the Employee for benefits under the Employer's long-term disability plan and will prevent the Employee from satisfactorily performing his usual duties for the Employer or the duties of such other position or job that the Employer makes available to him and for which such Employee is qualified by reason of his training, education or experience, for an indefinite period which the Administrative Committee considers will be of long-continued duration.

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The Plan considers a Participant disabled on the date that the Participant has satisfied the requirements for disability benefits under the applicable long-term disability plan. If the Participant is not eligible for long-term disability benefits, the Participant shall be considered disabled upon qualifying for Social Security disability benefits.

      Section 1.13 Effective Date. January 1, 2005, the date on which the provisions of this amended and restated Plan become effective, except as otherwise provided herein. In addition, some provisions of Schedule V to the Plan may be subject to a different Effective Date, as specified therein.

      Section 1.14 Eligible Employee. Any Employee other than (a) an Employee who may be excluded from participation pursuant to Code Section 410(b)(3) as a nonresident alien or as an Employee covered by a collective bargaining agreement recognized as such under applicable federal labor law and which does not expressly provide for participation in the Plan by Employees covered thereunder,
(b) an Employee who is (i) a resident of Puerto Rico, (ii) working in Puerto Rico, (iii) paid on the payroll of a Puerto Rico location of the Company or a Related Employer, and (iv) eligible to participate in the Cardinal Health 401(k) Savings Plan for Employees of Puerto Rico, (c) an Employee of an Employer (including, but not limited to, Owen Healthcare, Inc.) classified as a non-regular "PRN" or on-call Employee, (d) an Employee of Mediqual Systems, Inc. classified as an On-Demand Data Extractor or On-Demand Data Entry employee, or
(e) an Employee hired on a short-term basis as an intern. An Eligible Employee may become a Participant in the Plan pursuant to the requirements of Article II.

      Section 1.15 Employee. Any person who, on or after the Effective Date, is receiving remuneration for personal services rendered to the Employer (or any other employer required to be aggregated with the Employer under Sections 414(b), (c), (m) or (o) of the Code) as a common law employee (or who would be receiving such remuneration except for an authorized leave of absence). The term shall not include any individual providing services to an Employer as a consultant, independent contractor or Leased Employee deemed to be an employee of any employer described in the previous sentence, as provided in Sections 414(n) and (o) of the Code, nor any person employed by the Employer solely as a Director. An individual excluded from participation by reason of independent contractor or Leased Employee status, if determined by the Company or in accordance with law to be a common law employee, shall be recharacterized as an Employee under the Plan as of the date of such determination, unless an earlier date is necessary to preserve the tax qualified status of the Plan. Notwithstanding such general recharacterization, such person shall not be considered an Eligible Employee for purposes of Plan participation, except and to the extent necessary to preserve the tax qualified status of the Plan.

      Section 1.16 Employer(s). The Company and any Related Employer which shall ratify and adopt this Plan in a manner satisfactory to, and with the consent of, Cardinal Health, Inc., and which has adopted this Plan as listed on the attached
Schedule I. Whenever the terms of this Plan authorize the Employer or the Company to take any action, such action shall be considered properly authorized if taken by the Board, the Chairman of the Board, any committee of the Board, or by the Administrative Committee for the Plan in accordance with its procedures under Section 9.03 hereof.

      Section 1.17 Employer Contribution Account. That portion of a Participant's Account credited with Employer Contributions under Sections 3.02 and 3.03, and adjustments relating thereto.

      Section 1.18 ERISA. The Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time.

      Section 1.19 Former Participant. A Participant who has transferred to a classification of Employees ineligible to participate in the Plan, or a Participant whose employment with the Employer has terminated but who has a vested Account balance under the Plan that has not been paid in full and, therefore, is continuing to participate in the allocation of Trust Fund Income.

      Section 1.20 Highly Compensated Employee. Any Employee who:

      A. at any time during the current Plan Year or the preceding Plan Year was a five percent owner of the Employer as defined in Code Section 416(i); or

      B.    for the preceding Plan Year:

            (i) received more than $80,000 in annual Compensation from the Employer (or such higher amount as adjusted pursuant to Section 414(q)(1) of the Code); and

            (ii) was in the top 20% of Employees when ranked on the basis of Compensation for the prior Plan Year.

      Highly Compensated Employees include highly compensated former Employees. A former Employee will be treated as a Highly Compensated Employee if such Employee separated from Service (or was deemed to have separated) prior to the current or preceding Plan Year, performs no Service during such Plan Year, and was a Highly Compensated Employee for either the separation year or any Plan Year ending on or after the Employee's 55th birthday, in accordance with the rules for determining Highly Compensated Employee status in effect for that determination year and in accordance with applicable Treasury Regulations and IRS Notice 97-45.

      For purposes of this Section, "Compensation" means Compensation as defined in Section 1.10; and Related Employers to the Employer shall be treated as a single employer with the Employer. The determination of who is Highly Compensated shall be made in accordance with Code Section 414(q) and applicable Treasury Regulations promulgated thereunder.

      Section 1.21 Income. The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their then fair market value.

      Section 1.22 Investment Manager. A person or organization who is appointed under Section 9.05 to direct the investment of all or part of the Trust Fund, and who is either

(a) registered in good standing as an Investment Adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in that Act, or (c) an insurance company qualified to perform investment management services under the laws of more than one state of the United States, and who has acknowledged in writing that he is a fiduciary with respect to the Plan.

      Section 1.23 Leased Employee. Any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("Leasing Organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, which services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the Leasing Organization that are attributable to services performed for the Employer shall be treated as provided by the Employer. If applicable, Compensation under
Section 1.10 includes compensation from the Leasing Organization which is attributable to services performed for the Employer.

      A Leased Employee shall not be considered an Employee of the Employer if
(a) such employee is covered by a money purchase pension plan providing: (i) a nonintegrated employer contribution rate of at least ten percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement that are excludible from the employee's gross income under Section 125, Section 132(f)(4), Section 402(e)(3), Section 402(h) or Section 403(b) of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) leased employees do not constitute more than 20% of the Employer's nonhighly compensated workforce.

      Section 1.24 Matching Account. That portion of a Participant's Account credited with Matching Contributions pursuant to Section 3.06, and adjustments relating thereto. A Participant's Matching Account may include one or more subaccounts, including a Non-Safe Harbor Matching Account and a Safe Harbor Matching Account.

      Section 1.25 Nonforfeitable. A Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to all or a portion of the Participant's Account.

      Section 1.26 Nonforfeitable Account Balance. The aggregate value of the Participant's vested Account balances derived from Employer and Employee contributions (including Transfer Contributions), whether vested before or upon death.

      Section 1.27 Non-highly Compensated Employee. Any Eligible Employee who is not a Highly Compensated Employee.

      Section 1.28 Normal Retirement Age. Except as provided in Schedule V, the attainment of age 65. "Normal Retirement" means a Participant's Separation from Service following his attainment of Normal Retirement Age.

      Section 1.29 Participant. An Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01. An Employee who becomes a Participant shall remain a Participant or Former Participant under the Plan until the Trustee has fully distributed the vested amount in his Account to him.

      Section 1.30 Plan. The plan designated as the Cardinal Health 401(k) Savings Plan as set forth herein or in any amendments hereto. Prior to January 1, 2005, the Plan was known as the Cardinal Health Profit Sharing, Retirement and Savings Plan.

      Section 1.31 Plan Administrator. Cardinal Health, Inc., or the person(s) or entity appointed by Cardinal Health, Inc. to serve as Plan Administrator.

      Section 1.32 Plan Year. The calendar year commencing on January 1 and ending on December 31.

      Section 1.33 Policy Committee. . The Cardinal Health, Inc. Benefits Policy Committee.

      Section 1.34 Qualified Matching Contribution Account. That portion of a Participant's Account credited with Qualified Matching Contributions under
Section 3.06, and adjustments relating thereto.

      Section 1.35 Qualified Non-elective Contribution Account. That portion of a Participant's Account credited with Qualified Non-elective Contributions under
Section 3.09, and adjustments relating thereto.

      Section 1.36 Related Employers. A controlled group of corporations (as defined in Code Section 414(b)), trades or business (whether or not incorporated) which are under common control (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Sections 414(m) and
(o)). If the Employer is a member of a group of Related Employers, the term "Employer" includes the Related Employers for purposes of crediting Hours of Service, applying the coverage test of Code Section 410(b) (except to the extent that the Plan employs the qualified separate line of business rules of Code
Section 414(r)), determining Years of Service and Breaks in Service under
Article IV, applying the limitations described in Schedule IV, applying the Top Heavy rules and the minimum benefit requirements of Article X, the definitions of Employee, Highly Compensated Employee, Compensation, Leased Employee, and Service contained in this Article I, and for any other purpose as required by the Code or by the Plan. However, only an Employer described in Section 1.15 may contribute to the Plan, and only an Employee employed by an Employer described in Section 1.15 is eligible to participate in this Plan.

      Section 1.37 Required Beginning Date. For purposes of Article V, for any Participant who is not a Five-percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2, or the calendar year in which the Participant retires. For any Participant who is at least a Five-percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is the April 1 immediately following the calendar year in which the Participant attains age 70 1/2, regardless of whether the Participant has retired.

      Section 1.38 Rollover Account. That portion of a Participant's Account credited with Rollover Contributions under Section 3.12, and adjustments relating thereto.

      Section 1.39 Service and Break in Service Definitions.

      A. Absence from Service. A severance or absence from service for any reason other than a quit, discharge, retirement or death, such as vacation, holiday, sickness, or layoff. Notwithstanding the foregoing, an absence due to an "Authorized Leave of Absence," or qualified military service in accordance with Code Section 414(u) shall not constitute an Absence from Service.

      B. Authorized Leave of Absence. An Authorized Leave of Absence shall mean:

            (i) a leave of absence, with or without pay, granted by the Employer in writing under a uniform, nondiscriminatory policy applicable to all Employees; however, such absence shall constitute an Authorized Leave of Absence only to the extent that applicable federal laws and regulations permit service credit to be given for such leave of absence;

            (ii) a leave of absence due to service in the Armed Forces of the United States to the extent required by Code Section 414(u); or

            (iii) a leave of absence authorized under the Family and Medical
                  Leave Act, but only to the extent that such Act requires that service credit be given for such period.

      C. Break in Service. Each 12 consecutive months in the period commencing on the earlier of (i) the date on which the Employee quits, is discharged, retires or dies, or (ii) the first anniversary of the first day of any Absence from Service, and ending on the date the Employee is again credited with an Hour of Service for the performance of duties for the Employer. If an Employee is on maternity or paternity leave, and the absence continues beyond the first anniversary of such absence, the Employee's Break in Service will commence no earlier than the second anniversary of such absence. The period between the first and second anniversaries of the first date of a maternity or paternity leave is not part of either a Period of Service or a Break in Service. The Administrative Committee shall consider an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. Notwithstanding the foregoing, if such maternity or paternity leave constitutes an Authorized Leave of Absence, such leave shall not be considered part of a Break in Service.

      D. Employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer.

      E.    Hour of Service. Hour of Service shall mean:

            (i) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties during the Plan Year. The Administrative Committee shall credit Hours of Service under this subparagraph (i) to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid;

            (ii) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Administrative Committee shall credit Hours of Service under this subparagraph (ii) to the Employee for the Plan Year(s) to which the award or the agreement pertains rather than for the Plan Year in which the award, agreement or payment is made; and

            (iii) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a Plan Year, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Administrative Committee shall not credit more than 501 Hours of Service under this subparagraph (iii) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single Plan Year). The Administrative Committee shall credit Hours of Service under this subparagraph (iii) in accordance with the rules of paragraphs
                  (b) and (c) of Labor Reg. Section 2530.200b-2, which the Plan by this reference specifically incorporates in full within this subparagraph (iii).

                  The Administrative Committee shall not credit an Hour of
            Service under more than one of the subparagraphs. Furthermore, if the Administrative Committee is to credit Hours of Service to an Employee for the 12-month period beginning with the Employee's Employment Commencement Date or with an anniversary of such date, then the 12-month period shall be substituted for the term "Plan Year" wherever the latter term appears in this Section. The Administrative Committee shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

                  Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code
            Section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the regulations thereunder.

                  Solely for purposes of determining whether an Employee whose
            Service is determined under the Hours of Service method incurs a Break in

            Service under any provision of this Plan, the Administrative Committee shall credit Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave. The Administrative Committee shall consider an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Administrative Committee shall credit Hours of Service that the Employee would receive if he were paid during the absence period, or if the Administrative Committee cannot determine the number of Hours of Service the Employee would receive, on the basis of eight hours per pay during the absence period. The Administrative Committee shall credit only the number of Hours of Service (up to 501 Hours of Service) necessary to prevent a Break in Service. The Administrative Committee shall credit all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Part-time Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his or her absence period begins, the Administrative Committee shall credit these Hours of Service to immediately following computation period.

      F. Period of Service. The period of Service commencing on an Employee's Employment Commencement Date or Re-employment
            Commencement Date, whichever is applicable, and ending on the Employee's Severance from Service Date. Notwithstanding anything else to the contrary, a Period of Service will include (i) any Period of Severance resulting from a quit, discharge, or retirement if within 12 months of his Severance from Service Date, the Employee is credited with an Hour of Service for the performance of duties for the Employer, (ii) any Period of Severance if the Employee quits, is discharged, or retires during an Absence from Service of less than 12 months and is then credited with an Hour of Service within 12 months of the date on which the Absence from Service began, and (iii) any other period of Service as defined in subsection J below.

      G. Period of Severance. The period commencing on any Severance from Service Date and ending on the date an Employee is again credited with an Hour of Service for the performance of duties for the Employer.

      H. Re-employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer following a Break in Service.

      I. Separation from Service. A separation from Service with the Employer maintaining this Plan and any Related Employers such that the Employee no longer has an employment relationship with the Employer or any Related Employers that maintain the Plan.

      J. Service. Any period of time the Employee is in the employ of the Employer, whether before or after adoption of the Plan, determined in accordance with reasonable and uniform standards and policies adopted by the Plan

            Administrator, which standards and policies shall be consistently observed. For purposes of counting an Employee's Service, the Plan shall treat an Employee's Service with employers who are part of a group of Related Employers of which the Employer is a member as Service with the Employer for the period during which the employers are Related Employers. Service for purposes of determining eligibility to participate and vesting may also be granted for an Employee's Period of Service prior to the date his employer became a Related Employer if such Service is granted in accordance with the requirements of Code Section 401(a)(4) and the regulations thereunder. In addition, Service for purposes of eligibility and vesting shall be granted to Eligible Employees of Owen Healthcare, Inc. for the period of time such Employees were employed by a hospital contracting with Owen Healthcare, Inc. for pharmacy services immediately before such contract and employment by Owen Healthcare, Inc. went into effect. For all Plan purposes, the Plan shall treat the following periods as Service:

            (i) any Authorized Leave of Absence, subject to the service crediting limitations set forth in Section 1.39B;

            (ii) any qualified military service in accordance with Section 414(u) of the Code; and

            (iii) any other absence during which the Participant continues to receive his regular Compensation.


      K. Severance from Service Date. The earlier of (i) the date on which an Employee quits, is discharged, retires, or dies, or (ii) the first anniversary of the first date of any Absence from Service.


      L. Year of Service. Each one-year Period of Service. Unless otherwise provided in this Plan, Periods of Service which are less than a year shall be aggregated on the basis that 12 months (30 days are deemed to be a month in the case of aggregation of fractional months) or 365 days equal a whole year.

      Section 1.40 Shares. The no par value common shares of Cardinal Health, Inc., an Ohio corporation.

      Section 1.41 Spouse. The lawful spouse of the Participant as determined under the law of the state where the Participant resides at the date of determination.

      Section 1.42 Transition Account. That portion of a Participant's Account credited with Transition Contributions under Section 3.13, and adjustments relating thereto.

      Section 1.43 Transfer Account. That portion of a Participant's Account credited with Transfer Contributions under Section 3.12, and adjustments relating thereto.

      Section 1.44 Treasury Regulations. Regulations promulgated under the Internal Revenue Code by the Secretary of the Treasury.

      Section 1.45 Trust. The Trust known as the Cardinal Health, Inc. U.S. Qualified Plans Master Trust and maintained in accordance with the terms of the trust agreement, as from time to time amended, between Cardinal Health, Inc. and the Trustee.

      Section 1.46 Trust Fund. All property of every kind held or acquired by the Trustee under the Trust agreement other than incidental benefit insurance contracts.

      Section 1.47 Trustee. Effective December 16, 2004, Fidelity Management Trust Company, a Massachusetts Trust Company, or such other entity or person(s) that subsequently may be appointed by Cardinal Health, Inc.

      Section 1.48 Valuation Date. Each day on which the New York Stock Exchange is open for trading.

      Section 1.49 Terms Defined Elsewhere.

Actual Contribution Percentage............................Schedule IV
Actual Deferral Percentage................................Schedule IV
Aggregate Limit...........................................Schedule IV
Annual Additions..........................................Schedule IV
Annuity Starting Date.......................Sections 5.02(B) and 5.04
Cash-out Distribution.......................Sections 4.04 and 5.02(A)
Catch-Up Contribution.................................Section 3.04(B)
Claimant.................................................Section 8.09
Compensation................................Schedule IV. and 10.06(C)
Compensation Deferral Contribution....................Section 3.04(A)
Contribution Percentage...................................Schedule IV
Contribution Percentage Amounts...........................Schedule IV
Determination Date...................................Section 10.06(G)
Direct Rollover...................................Section 6.05(B)(iv)
Distributee......................................Section 6.05(B)(iii)
Elective Deferrals........................................Schedule IV
Eligible Retirement Plan..........................Section 6.05(B)(ii)
Eligible Rollover Distribution.....................Section 6.05(B)(i)
Employer Common Stock Fund...............................Section 7.05
ESOP Shares..............................................Section 8.06
Excess Aggregate Contributions............................Schedule IV
Excess Compensation.......................................Schedule IV
Excess Compensation Deferrals.............................Schedule IV
Excess Elective Deferrals.................................Schedule IV
Forfeiture Break in Service..............................Section 4.02
Gap Period................................................Schedule IV
Investment Funds.........................................Section 7.05
Key Employee.........................................Section 10.06(A)
Limitation Year...........................................Schedule IV
Matching Contribution....................................Section 3.06
Maximum Permissible Amount................................Schedule IV
Non-Key Employee.....................................Section 10.06(B)

Permissive Aggregation Group.........................Section 10.06(E)
Preretirement Survivor Annuity...........................Schedule III
Projected Annual Benefit..................................Schedule IV
Qualified Joint and Survivor Annuity......................Schedule IV
Qualified Matching Contributions.........................Section 3.06
Qualified Non-elective Contributions.....................Section 3.09
Required Aggregation Group...........................Section 10.06(D)
Required Beginning Date...............................Section 5.03(B)
Rollover Contributions...................................Section 3.12
Tender Offer.............................................Section 7.05
Top Heavy...............................................Section 10.03
Transfer Contributions...................................Section 3.12

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

      Section 2.01 ELIGIBILITY. Each Eligible Employee shall be eligible to become a Participant in the Plan. Each Eligible Employee who was a Participant in the Plan on the day before the Effective Date of this restated Plan shall continue as a Participant in this Plan as restated. Each Eligible Employee who was a participant in one of the Merging Plans on the day before the Effective Date of the merger of such plan with this Plan shall also become a Participant in this restated Plan as of the effective date of participation set forth in
Schedule I. Any other Eligible Employee who is employed by the Employer on and after January 1, 2005, shall become a Participant upon such Employee's date of hire.

      Section 2.02 PARTICIPATION UPON RE-EMPLOYMENT. An Eligible Employee who was a Participant shall again become a Participant on the date he is re-employed by the Employer.

      Section 2.03 ENROLLMENT. As soon as administratively practicable, the Administrative Committee shall notify each Employee who is eligible to open a Compensation Deferral Account and shall explain the rights, privileges and duties of a Participant in the Plan. Each Eligible Employee may enroll as a Participant in the Compensation Deferral portion of the Plan at any time and as soon as administratively practicable on or after his date of hire, by properly completing the enrollment procedures established at the time by the Administrative Committee, or by following such other reasonable procedures as the Administrative Committee may implement. The Administrative Committee may establish rules and procedures governing the time and manner in which enrollments shall be processed.

      Section 2.04 TRANSFERS BETWEEN PARTICIPATING EMPLOYERS. For eligibility purposes, a Participant who transfers employment from one Participating Employer to another Participating Employer shall continue to be eligible to participate in the Plan if the Participant has previously met the requirements of Section
2.01. In accordance with the Plan and the Code, an Employee who is an Eligible Employee shall continue to be an Eligible Employee following a transfer between Participating Employers as if the Eligible Employee had performed all Service during the Plan Year for the Participating Employer to which the Eligible Employee is transferred.

      Section 2.05 TRANSFERS BETWEEN CLASSES OF EMPLOYEES. For purposes of eligibility, in the case of an Employee who transfers from a class of Employees whose employment status is ineligible for participation in the Plan (e.g., On-demand and non-regular PRN employees) to an eligible class of employment, such Employee shall become an Eligible Employee immediately eligible to participate in the Plan. In the case of an Eligible Employee who transfers to an ineligible employment status, such Employee shall cease to be an Eligible Employee under this Plan but shall remain a Former Participant under the Plan until such time as participation is terminated.

                                   ARTICLE III
                                  CONTRIBUTIONS


      Section 3.01 INDIVIDUAL ACCOUNTS. An Account for each Participant and Former Participant having an amount to his credit in the Trust Fund. Each Account shall be divided into separate subaccounts for "Compensation Deferral Contributions," "Catch-Up Contributions," "Non-Safe Harbor Matching Contributions," "Safe Harbor Matching Contributions," "Employer Contributions," "Special Contributions," and "Transition Contributions," as defined below and any other types of contributions, as identified in Schedule V hereto. If a Participant has made a "Rollover Contribution" or "Transfer Contribution," as defined below, or if the Employer elects to make "Qualified Non-elective Contributions" or "Qualified Matching Contributions," as defined below, separate subaccounts shall be established for such contributions. Furthermore, if a Participant re-enters the Plan subsequent to a "Forfeiture Break in Service" (as defined in Section 4.02), a separate Account shall be maintained for the Participant's pre-Forfeiture Break in Service Account and a separate Account for his post-Forfeiture Break in Service Account, unless the Participant's entire Account under the Plan is 100% Nonforfeitable. Allocations shall be made to the Accounts of the Participants in accordance with the provisions of Section 9.13. The Administrative Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain, or loss allocations under Section 9.13. The Administrative Committee shall ensure that records are maintained for all Account allocations and related recordkeeping activities.

      Section 3.02 EMPLOYER CONTRIBUTIONS. For each Plan Year, the Employer may contribute to the Trust amounts determined in its discretion based on profitability or other relevant factors. Such contributions will be in the form of "Employer Contributions," "Special Contributions," and/or other contributions, as identified in Schedule V hereto. Subject to the provisions of
Schedule V, the amount contributed in any year may vary, in the Employer's discretion. The Employer shall not make a contribution to the Trust for any taxable year to the extent the contribution would exceed the maximum deduction limitations under Code Section 404. All contributions are conditioned on their deductibility under the Code.

      Section 3.03 EMPLOYER AND SPECIAL CONTRIBUTION ALLOCATION AND ACCRUAL OF BENEFIT.

      A.    Method of Allocation.

            (i) Employer Contributions. Subject to Article X and any restoration allocation required under Section 4.05, a percentage of the annual Employer Contribution made pursuant to Section 3.02 shall be allocated and credited to the Account of each Participant who satisfies the conditions of Section 3.03B to be determined as follows:

                  Step One: Any Employer Contributions made during the Plan Year will be allocated among each eligible Participant's Account, in the group of Participants for whom the Employer Contribution was made, in the ratio that the sum of the Participant's total Compensation and Excess Compensation (as hereinafter defined) for the Plan Year bears to the sum of all such Participants' total Compensation and Excess Compensation for the Plan Year. However, if the amount allocated to Participants' Accounts under this Step One, as a percentage of the sum of their total Compensation and Excess Compensation, exceeds 5.7%, (or the percentage equal to the old-age insurance portion of the tax rate under Code Section 3111(a) in effect for the Plan Year, if greater), then the amount of contributions allocated under this Step One shall be reduced to an amount that results in an allocation, as a percentage of the sum of each Participant's total Compensation and Excess Compensation for the Plan Year, of no more than 5.7% (or the percentage equal to the old-age insurance portion of the tax rate under Code Section 3111(a) in effect for the Plan Year, if greater).

                  Step Two: Any Employer Contributions remaining after the allocation in Step One will be allocated among each eligible Participant's Account, in the group of Participants for whom the Employer Contribution was made, in the ratio that each such Participant's total Compensation for the Plan Year bears to the total Compensation of all such Participants for that Plan Year.

                  "Excess Compensation" means Compensation in excess of the taxable wage base, as determined under Section 230 of the Social Security Act, in effect on the first day of the Plan Year.

            (ii) Special Contributions. As an alternative or in addition to making Employer Contributions and allocating them in the manner described above, and subject to Article X and any restoration allocation described in Section 4.05, a portion of the annual Special Contribution made pursuant to Section 3.02 shall be allocated and credited to the Account of each Participant who satisfies the conditions of Section 3.03B. Special Contributions, if any, shall be allocated among the Accounts of the group of eligible Participants for whom the contribution was made in the ratio that each such Participant's Compensation bears to the total Compensation of all such Participants.


      B. Accrual of Benefit. The Administrative Committee shall determine the accrual of a Participant's benefit on the basis of the Plan Year. In allocating an Employer Contribution to a Participant's Account, the Administrative Committee, subject to Section 10.01, shall take into account only Compensation paid to the Employee during the portion of the Plan Year during which the Employee was a Participant. Notwithstanding any other provision to the contrary, an Employer or Special Contribution shall not be allocated to a Participant's Account to the extent the contribution would exceed the Participant's "Maximum Permissible Amount" as described in Schedule IV.

      Section 3.04 PARTICIPANT CONTRIBUTIONS.

      A.    Compensation Deferral Contributions.

            (i) Contribution Limits. For any Plan Year, each Participant may have allocated to his Account an amount of his Compensation for such Plan Year, which amount shall be a whole percentage, rounded to the nearest dollar, of not less than one percent but not more than the lesser of $14,000 in 2005 (or such larger dollar amount as the Commissioner of the Internal Revenue may prescribe in accordance with Code Section 402(g)(5)) or 50% of his Compensation for such Plan Year. Such amount shall be known as the Participant's "Compensation Deferral Contribution."

            (ii) Amount of Compensation Deferral Contribution. A Participant's Compensation for a Plan Year shall be reduced by: (i) the amount of the deferral affirmatively elected by the Participant for such Plan Year; or (ii) if applicable, the amount of deferral designated as the "Automatic Election Contribution," as described below.

      B. Catch-Up Contributions. For any Plan Year, each Participant who has or will attain at least age 50 by the end of such Plan Year may defer an additional amount of his Compensation for such Plan Year, which amount shall not exceed $4,000 in 2005 (or such larger dollar amount as prescribed in Code Section 414(v)). Such amount shall be known as the Participant's "Catch-Up Contributions". Such Catch-Up Contributions shall not be taken into account for purposes of Code Sections 402(g) and 415.

      C.    Automatic Election Contributions.

            (i) In General. The Employer may elect to implement an "Automatic Election Percentage" with respect to a group of employees. The term Automatic Election Percentage shall mean the amount by which an Employer shall elect to reduce a Participant's Compensation for the sole purpose of making "Automatic Election Contributions" to the Participant's Compensation Deferral Account on his behalf. The Automatic Election Percentage shall be determined before the beginning of the applicable Plan Year, and announced in advance of the Plan Year to Participants and at the time of hire for new Employees. If the Employer so elects, a Participant who participates in the Plan at a deferral percentage level that does not equal or exceed the Automatic Contribution Percentage (as described below), shall have his Compensation Deferral Contributions increased to the Automatic Contribution Percentage in accordance with the provisions for continuing Participants set forth in this Section. An Eligible Employee may opt out of the Automatic Election Percentage prior to its application and an affected Participant may suspend or change the amount of Automatic Election Contributions at any time, but only on a prospective basis for the remainder of the Plan Year.

            (ii) Administrative and Notice Requirements. The Administrative Committee shall administer the Employer's election to implement an Automatic Election Percentage in a uniform and nondiscriminatory manner with respect to newly eligible Participants (including rehired Participants) and continuing Participants whose Compensation Deferral Contribution percentage does not equal or exceed the Automatic Election Percentage selected by the Employer.

                  The time at which the Automatic Election Percentage shall be effective shall be (i) with respect to newly eligible Participants, a date following the lapse of a reasonable period of time after the Administrative Committee has provided such individual with a notice described below; or (ii) with respect to a continuing Participant, as of the initial effective date of the implementation of the Automatic Election Percentage and the first day of each Plan Year thereafter. The Administrative Committee shall provide to newly eligible Participants at the time of hire or in advance of the effective date of the Automatic Election Percentage a notice explaining their right not to make an Automatic Election Contribution or to alter the amount of such contributions, an explanation of the procedure for exercising that right and the timing for implementation of any such election, and the effect of not revoking the Automatic Election Percentage. Thereafter, continuing Participants will be notified periodically of their Automatic Election Percentage and an explanation of such a Participant's right to change the percentage of Compensation Deferral Contributions, including the procedure for exercising that right and the timing for implementation of any such election.

                  The provision of the notice shall be governed according to uniform and nondiscriminatory procedures established by the Administrative Committee. The content of the notice and procedures related to the Employer's implementation of Automatic Elections shall be consistent with Revenue Ruling 98-30, as amplified and superceded by Revenue Ruling 2000-8, or other guidance of general application issued by the Internal Revenue Service.

      Section 3.05 CHANGES AND SUSPENSIONS OF COMPENSATION DEFERRAL CONTRIBUTIONS AND CATCH-UP CONTRIBUTIONS. A Participant may change the rate of Compensation Deferral Contributions and/or Catch-Up Contributions to his Account at any time during each Plan Year, effective for the first payroll period for which it is administratively feasible to change the rate of such Participant's Compensation Deferral Contributions and/or Catch-Up Contributions, by communicating such rate change in accordance with uniform rules and procedures established by the Administrative Committee regarding the timing and manner of making such elections. In addition, a Participant may at any time elect to suspend all contributions to his Account by giving advance notice in any manner specified by the Administrative Committee in accordance with its uniform rules and procedures. An election to recommence contributions shall be effective for the first payroll period in which it is administratively feasible to begin deferral withholdings. All suspensions and recommencements of Compensation Deferral Contributions and/or Catch-Up Contributions shall be made in the manner and at the times specified in uniform rules and procedures established by the Administrative Committee, which rules and procedures may be changed from time to time.

      Section 3.06 MATCHING AND QUALIFIED MATCHING CONTRIBUTIONS.

      A. In General. For each Plan Year, the Employer may contribute to each eligible Participant's Account a "Matching Contribution" in an amount determined by the Employer from time to time in its discretion. The amount or rate of the Matching Contribution shall be announced to Participants and other Eligible Employees, and suspended or changed on a prospective basis only. The Employer shall not make a Matching Contribution to the Trust for any Participant to the extent that the contribution would exceed the Participant's "Maximum Permissible Amount" as described in Schedule IV.


      B.    Safe Harbor Matching Contributions.

            (i) Amount. On and after January 1, 2005, Matching Contributions sufficient to meet the "safe harbor" requirements of Section 401(k)(12) of the Code shall be made to each eligible Participant's Account. Specifically, the Employer shall match 100% of each Participant's Compensation Deferral Contributions that do not exceed 3% of the Participant's Compensation and 50% of each Participant's Compensation Deferral Contributions that exceed 3% of the Participant's Compensation but that do not exceed 5% of the Participant's Compensation. In addition, Safe Harbor Matching Contributions may not be made in an amount which would cause the Plan to fail to satisfy the requirements of Code Section 401(m)(11). Pursuant to Internal Revenue Service Notice 98-52, effective for Plan Years beginning on and after January 1, 2005, the limitation on Matching Contributions made at the Employer's discretion on behalf of a Participant is an amount which, in the aggregate, does not exceed four percent (4%) of the Participant's Compensation. The limitation under Notice 98-52 shall be observed only to the extent required by law to meet the requirements for the safe harbors under Code Section 401(k)(12) and 401(m)(11).

            (ii) Notice Requirements. Effective for the Plan Year commencing January 1, 2005 at least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the employee's rights and obligations under the Plan, in compliance with the notice requirements set forth in IRS Notices 98-52 and 2000-3 and any additional guidance that may be set forth by the IRS in the future.

            (iii) Election Periods. In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a Compensation Deferral Contribution election during the 30-day period immediately following the receipt of the notice described in subsection (ii) above.

      C. Qualified Matching Contributions. If the Employer so elects, the Employer may also make Matching Contributions to the Plan which are "Qualified Matching Contributions." Qualified Matching Contributions shall mean Matching Contributions that are at all times Nonforfeitable and subject to the distribution requirements of
            Section 401(k) of the Code when made to the Plan. Additional contributions subject to these rules may be made by the Employer, or some or all of the existing Matching Contributions can be designated as fully vested and subject to the distribution restrictions, in order to satisfy these rules.

      Section 3.07 MATCHING CONTRIBUTION ALLOCATION AND ACCRUAL OF BENEFIT. Only Participants who have made Compensation Deferral Contributions during the Plan Year shall be eligible to share in the allocation of the Matching Contribution as set forth in Section 3.06. Catch-Up Contributions under this Plan shall not be eligible for Matching Contributions. In all cases, the allocation of Matching Contributions or Qualified Matching Contributions shall be based on the amount or rate established in advance for such contributions relative to the Compensation Deferral Contributions being matched. Although Matching Contributions may be contributed periodically throughout the Plan Year, the allocation applicable to any Participant shall be adjusted as necessary to attain the appropriate allocation rate for the Plan Year as a whole. No Matching Contributions shall be made, however, with respect to "Catch-Up Contributions" or "Excess Compensation Deferrals."

      Matching Contributions shall become Nonforfeitable in accordance with
Section 4.01 of the Plan. In any event, Matching Contributions shall be fully vested and Nonforfeitable at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer contributions. Matching Contributions that are designated as Safe Harbor Matching Contributions shall be 100% vested at all times. Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section 5.03 of the Plan.

      Section 3.08 VOLUNTARY EMPLOYEE NONDEDUCTIBLE CONTRIBUTIONS. Participants shall not be permitted to make voluntary employee nondeductible contributions.

      Section 3.09 QUALIFIED NON-ELECTIVE CONTRIBUTIONS. If it so elects, the Employer may make "Qualified Non-elective Contributions" under the Plan on behalf of all Participants or all Participants who are Non-highly Compensated Employees in order to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test.

For purposes of this Article III, Qualified Non-elective Contributions shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are Nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Compensation Deferral Contributions and Qualified Matching Contributions. Qualified Non-elective Contributions shall be allocated to Participants' Accounts in the same proportion that each Participant's Compensation for the Plan Year for which the Employer makes the contribution bears to the total Compensation of all Participants for the Plan Year (or of all Non-highly Compensated Participants, as applicable).

      Section 3.10 TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one or more installments of cash without interest. The Employer must make its contribution which Participants have elected to defer under Section 3.04 as soon as such amounts may reasonably be segregated from the Employer's general assets, but in no event later than 15 business days after the end of the calendar month in which such amounts were withheld from the Participant's Compensation, or such later time as may be permitted by regulations under ERISA and Section 401(k) of the Code. The Employer must make the balance, if any, of its contribution to the Trustee within the time prescribed (including extensions) for filing its tax return for the taxable year for which it claims a deduction for its contribution, in accordance with Code Section 404(a)(6).

      Section 3.11 ALLOCATION OF FORFEITURES. Subject to any restoration allocation required under Section 4.05, the Administrative Committee shall allocate and use all or a portion of the amount of a Participant's benefit forfeited under the Plan either to pay reasonable expenses of the Plan (to the extent not paid by the Employer) or to reduce its Employer Contributions, Special Contributions, Matching Contributions and/or other contributions payable under the Plan, for the Plan Year in which the forfeiture occurs or any prior or future Plan Year, as determined by the Administrative Committee.

      Section 3.12 ROLLOVER AND TRANSFER CONTRIBUTIONS. The Trustee is authorized to accept on behalf of an Employee, and hold as part of the Trust Fund, assets from (A) another plan qualified under Sections 401(a), 403(a), 403(b) or 457(b) of the Code or (B) a conduit individual retirement account, provided that such transfer satisfies any procedures or other requirements established by the Administrative Committee. The Trustee shall also accept and hold as part of the Trust Fund assets transferred from any other plan qualified under either Section 401(a) or 403(a) of the Code in connection with a merger or consolidation of such plan with or into the Plan pursuant to Section 12.06 hereof and as may be approved by the Administrative Committee. In addition, the Trustee shall also accept "rollover" amounts contributed directly by or on behalf of an Employee in accordance with procedures and rules established by the Administrative Committee in respect of a distribution made to or on behalf of such Employee from another plan qualified under either Code Section 401(a) or 403(a) pursuant to Section 12.06 hereof. All amounts so transferred to the Trust Fund shall be held in segregated subaccounts and shall be referred to as "Transfer Contributions" if such amounts are subject to the special distribution rules described on Schedule III and as "Rollover Contributions" if not subject to such rules.

      Rollover Contributions must conform to rules and procedures established by the Administrative Committee, including rules designed to assure the Administrative Committee that the funds so transferred qualify as a Rollover Contribution under the Code. An Employee, prior to satisfying the Plan's eligibility conditions, may make a Rollover Contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan's eligibility conditions, the Administrative Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan, except that the Employee is not a Participant for purposes of making Compensation Deferral Contributions or sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. If the Employee has a Separation from Service prior to becoming a Participant, the Trustee will distribute his Rollover Contribution Account to him as if it were an Employer Contribution Account.

      Section 3.13 TRANSITION CONTRIBUTIONS. Pursuant to the terms set forth in
Schedule V, an Employer may make a "Transition Contribution" to the Account of selected Participants in the amount set forth in Schedule V. The Employer shall not make a Transition Contribution to the Trust for any Participant to the extent that the contribution would exceed the Participant's "Maximum Permissible Amount" described in Schedule IV.

      Section 3.14 RETURN OF CONTRIBUTIONS. All contributions to the Plan are conditioned upon their deductibility under the Code. The Trustee, upon written request from the Employer, shall return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code Section 404. The Trustee shall not return any portion of the Employer's contribution under this provision more than one year after.

      A.    The Employer made the contribution by mistake of fact; or

      B. The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.


The Trustee shall not increase the amount of the Employer contribution returnable under this Section 3.14 for any earnings attributable to the contribution, but the Trustee shall decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

      Section 3.15 FURTHER REDUCTIONS OF CONTRIBUTIONS. In addition to the reductions and recharacterizations provided for under Schedule IV, in any Plan Year in which the Administrative Committee deems it necessary to do so to meet the requirements of the Code and the Treasury Regulations thereunder, the Administrative Committee may further reduce the amount of Compensation Deferral Contributions that may be made to a Participant's Account, or refund such amounts previously contributed.

                                   ARTICLE IV
                   TERMINATION OF SERVICE; PARTICIPANT VESTING

      Section 4.01 VESTING.


      A. Vesting -- In General. A Participant's interest in his Compensation Deferral Account, Catch-Up Account, Safe Harbor Matching Account, Rollover Account, Transfer Account, and his Qualified Matching Contribution Account or Qualified Non-elective Contribution Account, if any, shall at all times be fully vested and Nonforfeitable. A Participant's interest in his Employer Contribution Account, Special Contribution Account and Non-Safe Harbor Matching Account shall be fully vested and Nonforfeitable upon and after his attaining Normal Retirement Age (if employed by the Employer on or after that date), or if his employment terminates as a result of death or Disability. Except as otherwise provided in Schedule V, if a Participant's employment terminates prior to Normal Retirement Age for any reason other than death or Disability, then for each Year of Service, he shall receive a Nonforfeitable percentage of his Employer Contribution Account, Special Contribution Account and Non-Safe Harbor Matching Account (forfeiting the balance) equal to the following:

                Years of Service                  Percent Nonforfeitable
            --------------------------            ----------------------
            Less than three (3)                              0%
            At least three (3) or more                     100%

      B. Vesting -- Transition Contributions. If a Participant's Account is credited with Transition Contributions set forth in Schedule V, such Transition Contribution shall be subject to the vesting schedule set forth in Schedule V.

      Section 4.02 INCLUDED YEARS OF SERVICE - VESTING. For purposes of determining Years of Service under Section 4.01, the Plan shall take into account all Years of Service an Employee completes except any Year of Service after the Participant first incurs a "Forfeiture Break in Service." The Participant incurs a Forfeiture Break in Service when he incurs five consecutive Breaks in Service. This exception excluding Years of Service after a Forfeiture Break in Service shall apply for the sole purpose of determining the nonforfeitable percentage of a Participant's Employer Contribution Account, Special Contribution Account, Non-Safe Harbor Matching Account and Transition Account which accrued for his benefit prior to the Forfeiture Break in Service.

      Section 4.03 FORFEITURE OCCURS. A Participant's forfeiture, if any, of his Employer Contribution Account, Special Contribution Account, Non-Safe Harbor Matching Account and any Transition Accounts as provided in Schedule V subject to a vesting schedule shall occur under the Plan:

      A. As of the Accounting Date of the Plan Year in which the Participant first incurs a Forfeiture Break in Service, or, if earlier and if applicable,

      B. On the date the Participant receives (or is deemed to receive) a "Cash-out Distribution," as defined in Section 4.04, of the Nonforfeitable percentage of his Employer Contribution Account, Special Contribution Account, Non-Safe Harbor Matching Account and Transition Account as a result of his termination of participation in the Plan in accordance with Section 4.04 below.

      The Administrative Committee shall determine the percentage of a Participant's Employer Contribution Account, Special Contribution Account, Non-Safe Harbor Matching Account and Transition Account forfeiture, if any, under this Section 4.03 solely by reference to the vesting schedule of Section
4.01 or as provided in Schedule V, if applicable. A Participant shall not forfeit any portion of his Employer Contribution Account, Special Contribution Account or Non-Safe Harbor Matching Account for any other reason or cause except as expressly provided by this Section 4.03.

      Section 4.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS. If, pursuant to Article V, a partially-vested Participant receives a "Cash-out Distribution" before he incurs a Forfeiture Break in Service, the Cash-out Distribution will result in an immediate forfeiture of the nonvested portion of the Participant's Account Balance derived from Employer contributions. A partially-vested Participant is a Participant whose Nonforfeitable Percentage determined under Section 4.01 is less than 100%. A Cash-out Distribution is a distribution of the entire present value of the Participant's Nonforfeitable Account Balance.

      A "deemed" Cash-out Distribution rule applies to a 0% vested Participant. A 0% vested Participant is a Participant whose Account Balance is entirely forfeitable at the time of his Separation from Service. If the Participant's Account is not entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Separation from Service, the Administrative Committee will apply the deemed Cash-out Distribution rule as if the 0% vested Participant received a Cash-out Distribution on the date of the Participant's Separation from Service. If the Participant's Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Separation from Service, the Administrative Committee will apply the deemed Cash-out Distribution rule as if the 0% vested Participant received a Cash-out Distribution on the first day of the first Plan Year beginning after his Separation from Service. For purposes of applying the restoration provisions of
Section 5.05, the Administrative Committee will treat the 0% vested Participant as repaying his Cash-out Distribution on the first date of his re-employment with the Employer.

      Section 4.05 RESTORATION OF FORFEITED PORTION OF ACCOUNT. A Participant who is re-employed after receiving a Cash-out Distribution (or deemed Cash-out Distribution) of the Nonforfeitable percentage of his Account shall have the right to repay the Trustee in cash the entire amount of the Cash-out Distribution he received, if the Administrative Committee must restore his Account under the requirements of this Section 4.05.

      A. Restoration and Conditions upon Restoration. Subject to the conditions of this subsection, if the Participant makes the Cash-out Distribution repayment, the Administrative Committee shall restore his Account attributable to Employer contributions to the same dollar amount as the dollar amount of such portion of his Account on the Accounting Date, or other Valuation Date, immediately preceding the date of the Cash-out Distribution (or deemed Cash-out Distribution), unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other Valuation Date. Notwithstanding such repayment, the Administrative Committee shall not restore a re-employed Participant's Account under the immediately preceding sentence if:

            (i) The Participant's Account was 100% Nonforfeitable at the time of the Cash-out Distribution; or

            (ii) The Participant incurred a Forfeiture Break in Service. This condition shall apply only if repayment is not made before the earlier of five years after the first date on which the Participant is re-employed by the Employer, or the close of the first period of five consecutive Breaks in Service commencing after the Cash-out Distribution.

      B. Time and Method of Restoration. If neither of the two conditions preventing restoration of the Participant's Account applies, the Administrative Committee shall restore the Participant's Account as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant's Account, the Administrative Committee, to the extent necessary, shall allocate to the Participant's Account:

            (i) First, the amount, if any, of Participant forfeitures the Administrative Committee would otherwise allocate under
                  Section 3.11; and

            (ii) Second, the Employer contribution for the Plan Year to the extent made under a discretionary formula.

            To the extent the amount(s) available for restoration for a particular Plan Year are insufficient to enable the Administrative Committee to make the required restoration, the Employer shall contribute, without regard to any requirement or condition of
            Section 3.03, such additional amount as is necessary to enable the Administrative Committee to make the required restoration. If, for a particular Plan Year, the Administrative Committee must restore the Account of more than one re-employed Participant, then the Administrative Committee shall make the restoration allocation(s) to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. The Administrative Committee shall not take into account the allocation(s) under this Section 4.05 in applying the limitation on allocations described in Schedule IV.

      C. Segregated Account for Repaid Amount. Until the Administrative Committee restores the Participant's Account, the Trustee shall, at the direction of the

            Company or the Administrative Committee, invest the amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Trustee shall invest the amount in the Participant's segregated Account in federally insured interest-bearing savings account(s), time deposit(s), or similar investments, including a money market or similar fund currently offered as an investment option under the Trust. Until commingled with the balance of the Trust Fund on the date the Administrative Committee restores the Participant's Account, the Participant's segregated Account shall remain a part of the Trust, but it alone shall share in any income it earns and it alone shall bear any expense or loss it incurs. The Company or the Administrative Committee shall direct the Trustee to repay to the Participant, as soon as is administratively practicable, the full amount of the Participant's segregated Account, if the Administrative Committee determines that one or more of the conditions of Subsection A of this Section 4.05 prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

      Section 4.06 TRANSFER BETWEEN CLASSES OF EMPLOYEES. For purposes of vesting, in the case of an Employee who transferred from a class of Employees whose Service was determined on an Hours of Service basis to a class of Employees whose Service is determined on an elapsed time basis, such Employee received credit for a Period of Service consisting of (a) a number of years equal to the number of Years of Service credited to the Employee before the Plan Year during which the transfer occurs, and (b) the greater of (i) the Period of Service that would be credited to the Employee under the elapsed time method for his Service during the entire Plan Year in which the transfer occurs or (ii) the Service taken into account under the hours counting method as of the date of the transfer. In addition, the Employee received credit for Service subsequent to the transfer commencing on the day after the last day of the Plan Year in which the transfer occurs.

      In the case of an Employee who transferred from a class of Employees whose Service is determined on an elapsed time basis to a class of Employees whose Service was determined on an Hours of Service basis, such Employee received credit, as of the date of transfer, for a number of Years of Service equal to the number of one-year Periods of Service credited to the Employee as of the date of transfer, and the Employee received credit, in the Plan Year which includes the date of the transfer, for a number of Hours of Service determined by applying the equivalency set forth in Labor Reg. Section 2530.200b-3(e)(1)(i) (which credits ten Hours of Service) to any fractional part of a year credited to the Employee under this Section as of the date of the transfer.

      Section 4.07 TRANSFERS BETWEEN PARTICIPATING EMPLOYERS. For purposes of vesting, in the case of an Employee who transfers between Participating Employers with different vesting schedules, the Employee's Nonforfeitable percentage shall be determined in accordance with the vesting schedule applicable to the Participating Employer at which the Employee first commenced employment. Notwithstanding the foregoing, if the vesting schedule at the Participating Employer to which the Employee is transferred is more advantageous in all respects than the Employee's vesting schedule at his original Participating Employer, such Employee's Nonforfeitable percentage shall be determined in accordance with the vesting schedule of the subsequent Participating Employer. If the vesting schedule may be more advantageous depending on an Employee's

Years of Service and the Employee has performed three or more Years of Service for an Employer at the time of the transfer, the Employee may elect between the vesting schedule of his prior Participating Employer and his current Participating Employer in accordance with the procedures set forth in Section 12.03.

                                   ARTICLE V
                     TIME AND METHOD OF PAYMENT OF BENEFITS

      Section 5.01 RETIREMENT. Upon termination of a Participant's employment for any reason after attaining Normal Retirement Age, payment of the Participant's Account shall commence to him (or to his Beneficiary if the Participant is deceased), in accordance with the provisions of this Article V, as soon as administratively practicable but not later than 60 days after the close of the Plan Year in which the Participant's employment terminates. The form of payment shall be the same as for other Separation from Service distributions, as set forth in Sections 5.02 and 5.04 and Schedule III, as applicable. A Participant who remains in the employ of the Employer after attaining Normal Retirement Age shall continue to participate in Employer contributions.

      Section 5.02 DISTRIBUTION UPON SEPARATION FROM SERVICE PRIOR TO NORMAL RETIREMENT AGE. Upon a Participant's Separation from Service prior to attaining Normal Retirement Age (for any reason other than death), payment shall commence to the Participant of the value of his Nonforfeitable Account Balance as provided in this Section 5.02. The following rules and definitions shall apply to any such distribution:

      A. "Cash-out Distribution." A Cash-out Distribution is a lump sum distribution of the Participant's Nonforfeitable Account Balance.


      B. Consent. The Participant must consent in writing to the Administrative Committee's direction to the Trustee to make a distribution to the Participant and to the form of the distribution if: (i) the Participant's Nonforfeitable Account Balance on the date the distribution commences exceeds $5,000, and (ii) the Administrative Committee directs the Trustee to make a distribution to the Participant prior to his attaining the later of Normal Retirement Age or age 62. Furthermore, the Participant's Spouse must consent in writing to the distribution if: (i) the Administrative Committee must obtain the Participant's consent; and (ii) the qualified joint and survivor annuity provisions of Code Section 401(a)(11) (as set forth in Schedule III of the Plan) apply to the distribution.

      The consent of the Participant, and the Participant's Spouse, if applicable, shall be obtained in writing within the 90-day period ending on the "Annuity Starting Date." The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or in any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Nonforfeitable Account Balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date. However, if the Participant, after having received this notice, affirmatively elects a distribution, such distribution may commence less than 30 days after the notice was provided.

      Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the Account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the Participant pursuant to Code
      Section 417, only the Participant need consent to the distribution of an Account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or
      Section 415 of the Code. An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or the surviving Spouse) before the Participant attains, or would have attained if not deceased, the later of Normal Retirement Age or age 62.

      C. Time of Distribution of Account Balance. Upon Separation from Service, other than for death, before Normal Retirement Age, and subject to the consent requirements set forth in Schedule III to the Plan, distribute the Participant's Account balance shall be distributed as follows:

            (i) If the Participant's Nonforfeitable Account Balance on the date the distribution commences is $1,000 or less ($5,000 or less prior to March 28, 2005), the Trustee shall pay such Nonforfeitable Account Balance to the Participant in the form of a single, lump sum Cash-out Distribution as soon as administratively practicable after the Participant's Separation from Service, unless the Participant consents to the distribution.

            (ii) If the Participant's Nonforfeitable Account Balance on the date the distribution commences is greater than $1,000 ($5,000 prior to March 28, 2005), the Trustee shall pay such Nonforfeitable Account Balance in the form of a single, lump sum distribution as soon as administratively practicable after the Participant's Separation from Service unless the Participant (and his Spouse, if applicable) does not consent to such immediate distribution. Distributions in the form of a qualified joint and survivor annuity continue to apply to (a) Participants who previously participated in the Packaging Coordinators, Inc. Money Purchase Pension Plan, and (b) certain other individuals as may be identified on Schedule V.

      D. Deferral of Distribution of Account Balance until Normal Retirement Age. If the Participant (and, if applicable, the Participant's Spouse) does not file his written consent (if required) with the Trustee within the reasonable period of time stated in the consent form, the Trustee shall continue to hold the Participant's Account in trust until the close of the Plan Year in which the Participant attains Normal Retirement Age. At that time, the Trustee shall commence payment of the Participant's Nonforfeitable value of his Account in accordance with the provisions of this Article V; provided, however, if the Participant dies after terminating employment but prior to attaining Normal Retirement Age, the Committee, upon notice of the death, shall direct the

            Trustee to commence payment of the Participant's Nonforfeitable value of his Account to his Beneficiary in accordance with the provisions of Section 5.06.

      A Participant who has elected to delay receiving a distribution of his Account may elect to receive a distribution of his Nonforfeitable Account Balance as soon as administratively practicable by properly completing the appropriate distribution election forms or procedures. If no such election is made, the Participant's Nonforfeitable Account Balance shall be paid as provided in Section 5.01.

      Section 5.03 OTHER RULES GOVERNING THE TIME OF PAYMENT OF BENEFITS.

      A. Minimum Legal Distribution Requirements. Unless the Participant elects otherwise in writing, the Participant's Nonforfeitable Account Balance shall be distributed not later than 60 days after the close of the Plan Year in which the later of the following events occurs:

            (i)   The date the Participant attains Normal Retirement Age; or

            (ii) The date the Participant dies, becomes disabled, or otherwise terminates Service (employment) with the Employer.

            In no event shall the distribution commence nor shall the Participant elect to have distribution commence, later than the Required Beginning Date. Furthermore, once distributions have begun to a Five-percent Owner, they must continue to be distributed, even if the Participant ceases to be a Five-percent Owner in a subsequent year.

      B. In no event shall the payment commence later than the time prescribed by this Article V or in a form not permitted under
            Article VI. The Administrative Committee shall make its determinations under this Article V in a nondiscriminatory, consistent and uniform manner. The Participant (and, if applicable, the Participant's Spouse) shall be provided with the appropriate form to consent to the distribution direction, if required.

      Section 5.04 FORM OF BENEFIT PAYMENTS. Subject to Schedule III, if applicable, a Participant shall receive payment of his Nonforfeitable Account Balance in a single lump sum in cash (and, where applicable, in Shares) based upon the value of the Account on the Valuation Date coinciding with or immediately preceding the date the distribution is requested.

      Section 5.05 MINIMUM DISTRIBUTION REQUIREMENTS. The Participant's Nonforfeitable Account Balance shall be distributed, as of the Required Beginning Date, in accordance with the the minimum distribution requirements established by Code Section 401(a)(9) and the applicable Treasury Regulations thereunder.

      A. If a Participant's benefit is to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Beneficiary, or (ii) a period not extending beyond the life expectancy of the Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's Account balance as of the last Valuation Date preceding the distribution calendar year by the applicable life expectancy.

      B. The amount to be distributed each year, beginning with distributions for the first distribution calendar year, shall not be less than the quotient obtained by dividing the Participant's Account Balance as of the last Valuation Date preceding the distribution calendar year by the lesser of (i) the applicable life expectancy, or (ii) if the Participant's Spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of proposed Treasury Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in subsection A above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

      C. The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

      D. The Administrative Committee may compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Administrative Committee may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse Beneficiary in a manner that takes into account any adjustment to a life expectancy other than the Participant's life expectancy. The Administrative Committee shall use the life expectancy multiples under Treasury Regulations Section 1.72-9 for purposes of applying this Section.

      Section 5.06 DISTRIBUTIONS UPON DEATH. Upon the death of the Participant, the Participant's Nonforfeitable Account Balance shall be paid in accordance with Code Section 401(a)(9) and this Section 5.06.

      A. Distribution Beginning Before Death. If the Participant's death occurs after the Trustee has commenced payment of the Participant's Nonforfeitable Account Balance, the Company or the Administrative Committee shall direct the Trustee to complete payment over a period that does not exceed the payment period that had commenced.

      B. Distribution Beginning After Death. Except as provided in Schedule III, if the Participant's death occurs prior to his Annuity Starting Date, the distribution of the Participant's entire Nonforfeitable Account Balance shall be made to the Participant's Beneficiary in a single lump sum payment.

      C. The Participant's Nonforfeitable Account Balance to the Participant's Beneficiary shall be distributed as soon as practicable after notification of the Participant's death. However, if the Participant's Nonforfeitable Account Balance at the time of distribution exceeds $1,000 ($5,000 prior to March 28, 2005), the Account shall not be distributed to the Participant's Beneficiary prior to the date the Participant would have attained the later of Normal Retirement Age or age 62, without the written consent of the Beneficiary if the Beneficiary is the Participant's surviving Spouse. If the Beneficiary is not the Participant's surviving Spouse, the Beneficiary must elect to have distribution of the entire amount payable completed on or before the last day of the calendar year which contains the fifth anniversary of the date of the Participant's death.

      Section 5.07 REVISED REQUIRED MINIMUM DISTRIBUTIONS.

      A. Effective Dates. The provisions of this Section 5.07 will apply for purposes of determining the required minimum distributions for calendar years beginning on or after January 1, 2003.


      B. Definitions. For purposes of this Section 5.07, the following definitions shall apply:

            (i) "Designated Beneficiary" is the individual who is designated as the beneficiary under Plan Section 1.04 and is the Designated Beneficiary under Code Section 401(a)(9) and
                  Section 1.401(a)(9)-1, Q&A-4 of the Treasury Regulations.

            (ii) "Distribution Calendar Year" is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which the distributions are required to begin. The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

            (iii) "Life Expectancy" is a beneficiary's life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

            (iv) "RMD Account Balance" is the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (the "Valuation Calendar Year") increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the Valuation Calendar Year after the valuation date and decreased by distributions made in the Valuation Calendar Year after the valuation date. The account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

      C.    Time and Manner of Distribution.

            (i) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

            (ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                  1. If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, then, except as provided herein, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                  2. If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, then, except as provided herein, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                  3. If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  4. If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Subsection 4., other than Subsection 1., will apply as if the surviving Spouse were the Participant.

For purposes of this Section 5.07.C. and Sections 5.07.G. and H., unless Subsection 4. above applies, distributions are considered to begin on the Participant's Required Beginning Date. If Subsection 4. applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Subsection 1. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse under Subsection 1.), the date distributions are considered to begin is the date distributions actually commence.

      D. Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 5.07.E., 5.07.F., 5.07.G. and 5.07.H. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with Code Section 401(a)(9) and the Treasury Regulations.

      E. Amount of Required Minimum Distributions for Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

            (i) the quotient obtained by dividing the RMD Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

            (ii) if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the RMD Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant's and the Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

      F. Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Subsection F. beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

      G.    Death On or After Date Distributions Begin.

            (i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the RMD Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

                  1. The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                  2. If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse's death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

                  3. If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

            (ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the RMD Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

      H.    Death Before Date Distributions Begin.

            (i) Participant Survived by Designated Beneficiary. Except as provided herein, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Subsection G.

            (ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (iii) Death of Surviving Spouse Before Distributions to Surviving
                  Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to being to the surviving Spouse under Section 5.07.C.(ii)(1), this Section will apply as if the surviving Spouse were the Participant.

      I.    General Rules.

            (i) Precedence. The requirements of this Section 5.07 will supersede any contrary provisions of the Plan.

            (ii) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 5.07 will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

            (iii) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 5.07, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act ("TEFRA") and the provisions of the Plan that relate to TEFRA Section 242(b)(2).

      Section 5.08 DESIGNATION OF BENEFICIARY. A Participant may, from time to time, designate in writing a Beneficiary or Beneficiaries, contingently or successively, to whom the Trustee shall pay his Account in the event of his death. A Participant's Beneficiary designation shall not be valid unless the Participant's Spouse consents (in accordance with the requirements of Code
Section 417) to the Beneficiary designation. A Participant's Beneficiary designation does not require spousal consent if the Participant's Spouse is the Participant's designated Beneficiary. The Administrative Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Administrative Committee, the Participant shall effectively revoke all designations filed prior to that date by the same Participant.

      Section 5.09 FAILURE OF BENEFICIARY DESIGNATION. If a Participant fails to name a Beneficiary in accordance with Section 5.08, or if the Beneficiary named by a Participant predeceases him, then the Trustee shall pay the Participant's Account in a single lump sum to the Participant's surviving Spouse, if any, and if there is no surviving Spouse, to the Participant's estate.

If the Beneficiary survives the Participant but dies before complete distribution of the Participant's Account, the remaining portion of the Participant's Account shall be paid in a lump sum to any contingent Beneficiaries named by the Participant or, if there are none, to the legal representative of the estate of such deceased Beneficiary. The Company or the

Administrative shall direct the Trustee as to the method and to whom the Trustee shall make payment under this Section.

      Section 5.10 SPECIAL RULES FOR TRANSFER ACCOUNTS. Notwithstanding any provision of this Article V to the contrary, with respect to any Participant who has one or more Transfer Accounts consisting in whole or in part of Transfer Contributions which, by operation of relevant law and regulation (including, but not limited to, ERISA and the Code), must be distributed or made available under the same terms and conditions under which amounts held thereunder were previously held (prior to their becoming Transfer Contributions) to the extent that such terms and conditions must be preserved in order to comply with Code
Section 411(d)(6), the Administrative Committee shall, upon the written request of the Participant (in the case of optional forms of benefit), cause the Trustee to distribute or make available such Transfer Contributions at such times and in such manner as may be so required.

      Section 5.11 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan shall prevent the Trustee from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code
Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of the earliest retirement age is available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize such an earlier distribution. In addition, if the present value of the alternate payee's benefits under the Plan exceeds $5,000 and the order requires, the alternate payee must consent to any distribution occurring prior to the Participant's attainment of the earliest retirement age. Nothing in this Section gives a Participant the right to receive a distribution at a time not permitted under the Plan, nor does this Section
5.10 give the alternate payee the right to receive a form of payment not permitted under the Plan.

      The Administrative Committee shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Administrative Committee promptly shall notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Administrative Committee shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of its determination. The Administrative Committee shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Labor Regulations.

      If any portion of the Participant's Nonforfeitable Account Balance is payable during the period the Administrative Committee is making its determination of the qualified status of the domestic relations order, the Trustee shall segregate the amounts payable in a separate account and invest the segregated account solely in fixed income investments or maintain a separate bookkeeping account of said amounts. If the Administrative Committee determines the order is a qualified domestic relations order within 18 months of the first date on which payments were due under the terms of the order, the Trustee shall distribute the separate account in accordance with the order. If the Administrative Committee does not make its determination of the qualified status of the order within the above-described 18-month period, the Trustee shall distribute the segregated account in the manner the Plan would distribute it if the order did not exist, and shall apply the order prospectively if the Administrative Committee later determines the order is a qualified domestic relations order.

      To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Trustee shall invest any partitioned amount in a segregated subaccount or separate account and invest the account in the money market investment option or in other fixed income investments. A segregated subaccount shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

      The Trustee shall make any payment or distributions required under this Section by separate benefit checks or other separate distribution to the alternate payee(s).

      Section 5.12 RE-EMPLOYMENT OF PARTICIPANTS RECEIVING PAYMENTS. In the event that a Participant who is receiving installment payments is re-employed by the Company, such Participant shall continue to receive payments from his Account in accordance with the method of payment in effect prior to his re-employment unless such method is changed. Payments shall be drawn from his entire Account, including any contributions allocated to his Account after his re-employment.

      Section 5.13 FORM OF PAYMENTS. Lump sum payments may be made in cash or in Shares, if applicable. A Participant (or Beneficiary or personal representative, as applicable) making application for distribution of his Account shall be entitled to elect, in accordance with the Plan's procedures, to have all those Shares then held in or thereafter credited to his Account distributed to him in that form. If such an election is made, any Plan distribution made under this
Article V shall consist (in part) of the number of Shares (excluding any fractional share interest which shall be paid in cash) credited to the Participant's total Account, but only as part of any lump sum distribution payable hereunder, and if all such Participant's Shares then being held in the Trust Fund (fractional interests excepted) are to be distributed. If a Participant or Beneficiary elects an annuity form of distribution pursuant to
Schedule III, a nontransferable annuity contract shall be purchased from a commercial insurer with the Participant's Nonforfeitable Account Balance and distributed to the Participant or Beneficiary.

      Section 5.14 LOST PARTICIPANT OR BENEFICIARY. The Account of a Participant shall be forfeited if the Benefits Group, after reasonable effort, is unable to locate the Participant or his Beneficiary to whom payment is due. The amount of the forfeiture shall reduce the Employer's contributions under Sections 3.02 and 3.06, as elected by the Employer. However, any such forfeited Account will be reinstated and become payable if a claim is made by the Participant or Beneficiary for such Account. The Administrative Committee may prescribe uniform and non-discriminatory rules for carrying out this provision.

      Section 5.15 FACILITY OF PAYMENT. If any person entitled to receive any amount under the provisions of this Plan is determined to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Administrative Committee may, in its discretion, direct the Trustee to take any one or more of the following actions:

      A. To apply such amount directly for the comfort, support and maintenance of such person;

      B. To reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;

      C. To pay such amount to any person selected by the Administrative Committee to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person's comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be. The Administrative Committee may, in its discretion, deposit any amount due to a minor to his credit in any savings or commercial bank of the Administrative Committee's choice.

      Section 5.16 NO DISTRIBUTION PRIOR TO SEPARATION FROM SERVICE, DEATH OR DISABILITY. Except as provided below, Compensation Deferrals, Safe Harbor Matching Contributions, Catch-Up Contributions, Qualified Non-elective Contributions, Qualified Matching Contributions, Transition Contributions and income allocable to each, are not distributable to a Participant or his Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary's election, earlier than upon Separation from Service, death or Disability.

      Such amounts may also be distributed upon:

      A. Termination of the Plan without the establishment of another defined contribution plan, as defined in the Code and applicable Treasury Regulations.

      B. The hardship of the Participant, as described in Section 6.01 herein.

      C.    The attainment by the Participant of age 59-1/2, as described in
            Section 6.03 herein.

      D. A Participant's Severance from Employment. A "Severance from Employment" occurs when a Participant ceases to be employed by the Employer maintaining the Plan. This distributable event shall apply for distributions on and after January 1, 2002 and regardless of when the Severance from Employment occurred.

      All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code.

      Section 5.17 DISTRIBUTION OF ASSETS TRANSFERRED FROM MONEY PURCHASE PENSION PLAN. Notwithstanding any provision of the Plan to the contrary, to the extent that any optional form of benefit under the Plan permits a distribution prior to the employee's retirement, death, Disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(l) of the Internal Revenue Code, to this Plan from a money purchase pension plan qualified under Section 401(a) of the Internal Revenue Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions). The conversion of a plan from a money purchase pension plan to a profit sharing plan shall be treated as a transfer subject to Code Section 414(l) for the purpose of this Section.

      Section 5.18 WRITTEN INSTRUCTION NOT REQUIRED. Any elections made or distributions processed under this Article V may be accomplished through telephonic, electronic or similar instructions in accordance with the rules and procedures established by the Administrative Committee, to the extent they are consistent with the requirements of the Code and ERISA. Notwithstanding the foregoing, however, spousal consents and waivers, to the extent required, may only be granted in writing.

                                   ARTICLE VI
              WITHDRAWALS; DIRECT ROLLOVERS AND WITHHOLDING; LOANS

      Section 6.01 HARDSHIP WITHDRAWALS. Subject to the restrictions set forth in Section 5.16, upon the application of any Participant, the Administrative Committee, in accordance with a uniform, nondiscriminatory policy, may permit such Participant to withdraw (a) all or a portion of the vested amounts then credited to his Compensation Deferral Account and Catch-Up Account (excluding all trust earnings credited thereto) and/or (b) such Participant's interest in his Rollover Account and/or the portion of his Transfer Account attributable to Code Section 401(k) compensation deferrals (except with respect to income and earnings credited thereto) and after-tax contributions, if the withdrawal is necessary due to the immediate and heavy financial need of the Participant.

      A. Only distributions made pursuant to conditions arising under the following circumstances shall be conclusively considered to be made on account of immediate and heavy financial need:

            (i) Alleviating extraordinary financial hardship arising from deductible medical expenses (within the meaning of Code
                  Section 213(d)) previously incurred by the Participant or his Spouse, children or other dependents, or necessary for such persons to obtain such care;

            (ii) Purchasing real property (excluding mortgage payments) that is to serve as the principal residence of the Participant;

            (iii) Expenditures necessary to prevent eviction from the
                  Participant's principal residence or foreclosure of a mortgage on the same;

            (iv) Financing the tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, his children or other dependents; or

            (v) Any other reason deemed to be an immediate and heavy financial need by the Secretary of the Treasury.

      B. A distribution will be considered to be necessary to satisfy an immediate and heavy financial need of the Participant only if:

            (i) The Participant has obtained all distributions other than hardship distributions, and all nontaxable loans, currently available under all plans maintained by the Employer;

            (ii) All plans maintained by the Employer provide that the Participant's Compensation Deferrals or other Participant contributions will be suspended for 6 months after the receipt of the hardship distribution (which this Plan hereby so provides);

            (iii) The distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution; and

            (iv) All plans maintained by the Employer provide that the Participant may not make Compensation Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Participant's Compensation Deferrals for the taxable year of the hardship distribution (which this Plan hereby so provides).

A Participant making an application under this Section 6.01 shall have the burden of presenting to the Administrative Committee evidence of such need, and the Administrative Committee shall not permit withdrawal under this Section without first receiving such evidence. If a Participant's application for a hardship withdrawal is approved, the Trustee shall make payment of the approved amount of the hardship withdrawal to the Participant.

      Section 6.02 SPECIAL WITHDRAWAL RULES APPLICABLE TO ROLLOVER CONTRIBUTIONS. A Participant who maintains a Rollover Account in the Plan may elect to make withdrawals (in cash or, if applicable, in Shares) from his Rollover Account. Any election to begin, change or cease withdrawals shall be made in accordance with procedures established by the Administrative Committee or in such other manner as permitted by the Administrative Committee. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Administrative Committee may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals.

      Section 6.03 SPECIAL WITHDRAWAL RULES APPLICABLE TO TRANSFER ACCOUNTS. Notwithstanding any other Plan provision to the contrary, if the Internal Revenue Service requires distribution to be made (or offered) with respect to any or all amounts held on behalf of a Participant with respect to a predecessor or transferor plan, as a condition of preserving the tax-qualified status of this Plan or of said predecessor or transferor plan, or if a court of competent jurisdiction issues an order or decree in respect of the Plan or its fiduciaries which is determined under relevant federal law to be enforceable, and which compels the distribution of a Participant's Plan interest, the Administrative Committee will be entitled to direct the prompt distribution (or offer of distribution) of such amounts.

      Section 6.04 WITHDRAWALS UPON ATTAINMENT OF AGE 59-1/2. Subject to the consent requirements of Schedule III, if applicable, a Participant who has attained age 59-1/2 may elect to make withdrawals (in cash or, if applicable, in Shares) from the Nonforfeitable portion of his Account in the Plan that is not subject to the restrictions set forth in Section 5.16. Any election to begin, change or cease withdrawals shall be made in accordance with procedures established by the Administrative Committee or in such other manner as permitted by the Administrative Committee. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Administrative Committee may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals.

      Section 6.05 DIRECT ROLLOVER AND WITHHOLDING RULES.

      A. In General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Plan Administrator may establish rules and procedures governing the processing of Direct Rollovers and limiting the amount or number of such Direct Rollovers in accordance with applicable Treasury Regulations. Distributions not transferred to an Eligible Retirement Plan in a Direct Rollover shall be subject to income tax withholding as provided under the Code and applicable state and local laws, if any.

      B.    Definitions

            (i) "Eligible Rollover Distribution." An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years of more; (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (c) any hardship distribution received on and after January 1, 2002 (limited to hardship amounts described in Code Sections 401(k)(2)(B)(i)(IV) or 403(b)(11)(B) received from January 1, 2000 to December 31, 2001). Notwithstanding the foregoing, any portion of a distribution that consists of after-tax employee contributions which are not includible in gross income may be transferred only to an individual retirement account or annuity described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible.

            (ii) "Eligible Retirement Plan." An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
                  Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a) and, effective January 1, 2002, an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, and which accepts the Distributee's Eligible Rollover Distribution. This definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

            (iii) "Distributee." A Distributee includes an Employee or former
                  Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

            (iv) "Direct Rollover." A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

      Section 6.06 LOANS TO PARTICIPANTS. Loans may be granted to any Participant under the Plan in accordance with applicable rules under the Code and ERISA, and the provisions of this Section.

      A. General Rules. The Administrative Committee shall establish the procedures a Participant must follow to request a loan from his Nonforfeitable Account Balance under the Plan. Loans shall be made available to all Participants on a reasonably equivalent basis; provided, however, that loans will not be made available to Former Participants in any event.

      In no event will the total of any outstanding loan balances made to any Participant, including any interest accrued thereon, when aggregated with corresponding loan balances of the Participant under any other plans of the Employer or any Affiliate, exceed the lesser of (i) or (ii), below:

            (i) $50,000, reduced by the excess (if any) of the highest outstanding balance of such loans during the one-year period ending on the day before the date any such loan is made over the outstanding balance of such loans on the date any such loan is made; or

            (ii) One-half of the value of the vested portion of the Participant's Account. For purposes of this Section, the value of a Participant's Account shall be determined as of the Valuation Date coinciding with or next preceding the date on which a properly completed loan request is received by the Administrative Committee (or its delegate) or the Trustee, as applicable.

      The minimum amount of any loan shall be $1,000.

      B. Term of Loan. The term of any loan shall be determined by mutual agreement between the Administrative Committee or Trustee and the Participant. Every Participant who is granted a loan shall receive a statement of the charges and interest rates involved in each loan transaction and periodic statements reflecting the current loan balance and all transactions with respect to that loan to date. Except for loans used to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant, the term of any loan shall not exceed five years. The term of any loan which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant shall not exceed 15 years. All loans shall be amortized in level payments made not less frequently than quarterly over the term of the loan, or in accordance with other procedures established by the Employer or the Administrative Committee.

      C. Security. Each loan made hereunder shall be evidenced by a credit agreement with, or a note payable to the order of, the Trustee and shall be secured by adequate collateral. Notwithstanding the foregoing sentence, no more than one-half of the vested portion of the Participant's Nonforfeitable Account Balance (determined as of the Valuation Date coinciding with or next preceding the date on which the loan is made) shall be used to secure any loan.

      D. Interest. Each Participant loan shall be considered an investment of the Trust, and interest shall be charged thereon at a reasonable rate established by, or in accordance with procedures approved by, the Administrative Committee commensurate with the interest rates then being charged by persons in the business of lending money under similar circumstances. Participant loans under this Section will be considered the directed investment of the Participant requesting such loan, and interest paid on such loan will be allocated to the Account of the Participant-borrower.

      E. Repayment Terms. The terms and conditions of each loan shall be determined by mutual agreement between the Administrative Committee or Trustee and the Participant. The Administrative Committee shall take all necessary actions to ensure that each loan is repaid on schedule by its maturity date, including requiring repayment of the loan by payroll deduction whenever possible. Subject to the spousal consent provisions of subsection F below, in the event a Participant terminates employment or in the event a Participant (or his Beneficiary or Spouse) elects to receive a distribution from the Trust Fund at a time when there is an unpaid balance of a loan against such Participant's Account, the Trustee shall deduct the unpaid balance of the principal of such loan or any portion thereof, and any interest accrued to the date of such deduction, from any payment or distribution from the Trust Fund to which such Participant or his Beneficiary or Spouse may be entitled. If the amount of such payment or distribution is not sufficient to repay the outstanding balance of such loan and any interest accrued thereon, the Participant (or his estate, if applicable) shall be liable for and continue to make payments on any balance still due from him.

      F. Spousal Consent. Any Participant whose Account is subject to the annuity provisions set forth in Schedule III must obtain the consent of his Spouse, if any, within the 90-day period before the time the Participant's vested Account is used as collateral security for the loan, unless not otherwise required by law. Such consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. A new consent is required if the Account balance is used for any increase in the amount of security.

      G. Restrictions on Loans. No Participant shall have more than two loans under this Section 6.06 outstanding at the same time. However, if a Participant who previously participated in one of the Merging Plans which permitted multiple loans has more than two loans outstanding or if a Participant in a plan which subsequently merges into this Plan has more than two loans outstanding under such merging plan at the date of merger, such Participant may, in accordance with the terms of such loans, continue to have more than two such loans without violating this provision.

      H. Nondiscrimination. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

      I. Default. Failure to make a payment within 90 days of the date payment is due will generally constitute a default, unless loan procedures and applicable law do not so require. Upon default (or, to the extent prohibited by law or by the terms of the Plan until a distributable event occurs, upon such event) the Plan Administrator will deduct the total unpaid amount of the loan and any unpaid interest due on the loan from the Participant's Account. The Administrative Committee may establish additional rules and procedures for handling loan defaults, including, but not limited to, restrictions on future borrowing.

      J. Procedure. The Administrative Committee will establish nondiscriminatory policies and procedures to administer Participant loans.

                                  ARTICLE VII
                       EMPLOYER ADMINISTRATIVE PROVISIONS

      Section 7.01 ESTABLISHMENT OF TRUST. The Company shall execute a Trust Agreement with one or more persons or parties who shall serve as the Trustee. The Trustee so selected shall serve as the Trustee until otherwise replaced or said Trust Agreement is terminated. The Company may, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to said Trust Agreement as it may deem necessary or desirable to carry out this Plan. Any and all rights or benefits which may accrue to a person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

      Section 7.02 INFORMATION TO COMMITTEE. Each Employer shall supply current information to the Benefits Group as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service, and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information that the Benefits Group considers necessary. The Employer's records as to the current information that the Employer furnishes to the Benefits Group shall be conclusive as to all persons.

      Section 7.03 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of any Administrative Committee or the Trustee.

      Section 7.04 INDEMNITY OF COMMITTEE. Each Employer indemnifies and saves harmless the members of each Administrative Committee, and each of them individually, from and against any and all loss (including reasonable attorneys' fees and costs of defense) resulting from liability to which a Committee, or the members of a Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Trust or this Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.04 shall not relieve any Committee member from any liability he may have under ERISA for breach of a fiduciary duty to the extent such indemnification is prohibited by ERISA. Furthermore, the Committee members and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 7.04, provided the letter agreement must be consistent with and shall not violate ERISA.

      Section 7.05 INVESTMENT FUNDS. The Administrative Committee and the Trustee shall establish certain investment funds (the "Investment Funds"), rules governing the administration of the Investment Funds, and procedures for directing the investment of Participant Accounts among the Investment Funds. The Trustee shall invest and reinvest the principal and income of each Account in the Trust Fund as required by ERISA and as directed by Participants. The Administrative Committee and the Employer reserve the right to change the investment options available under the Plan and the rules governing investment designations at any time and from time to time.

      Notwithstanding the foregoing, the Trustee is specifically authorized to maintain the "Employer Common Stock Fund" as one of the Investment Funds available to Participants under the Plan. The Employer Common Stock Fund shall consist of stock of the Company and cash or cash equivalents needed to meet obligations of such fund or for the purchase of stock of the Company. One of the purposes of the Plan is to provide Participants with ownership interests in the Company through the purchase of common shares of the Company. To the extent practicable, all available assets of the Employer Common Stock Fund shall be used to purchase Shares, which shall be held by the Trustee and allocated to Participant Accounts until distribution in kind or sale for distribution of cash to Participants or Beneficiaries or until disposition is required to implement changes in investment designations. In addition to the Employer Common Stock Fund, all or any portion of the remaining Trust Fund may consist of Shares. The Trustee may acquire or dispose of Shares as necessary to implement Participant directions and may net transactions within the Trust Fund. In addition, when acquiring Shares, the Trustee may acquire Shares directly from the Company or on the open market as necessary to effect Participant directions. In either case, the price paid for such Shares shall not exceed the fair market value of the Shares. The fair market value of the Shares acquired directly from the Company shall mean the mean between the high and low bid and ask prices as reported by the New York Stock Exchange on the date of such transaction.

      Each Investment Fund (other than the Employer Common Stock Fund) shall be established by the Trustee at the direction or with the concurrence of the Administrative Committee. Investment Funds may, as so determined, consist of preferred and common stocks, bonds, debentures, negotiable instruments and evidences of indebtedness of every kind and form, or in securities and units of participation issued by companies registered under the Investment Companies Act of 1940, master limited partnerships or real estate investment trusts, or in any common or collective fund established or maintained for the collective investment and reinvestment of assets of pension and profit sharing trusts which are exempt from federal income taxation under the Code, or any combination of the foregoing. The Trustee shall hold, manage, administer, invest, reinvest, account for and otherwise deal with the Trust Fund and each separate Investment Fund as provided in the Trust Agreement.

      Anything in the Plan or Trust Agreement to the contrary notwithstanding, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any Shares held by it under the Trust Agreement, except (i) as specifically provided for in the Plan or (ii) in the case of a "Tender Offer" as directed in writing by a Participant (or Beneficiary, where applicable) on a form provided or approved by the Administrative Committee and delivered to the Trustee. For the purposes hereof, a Tender Offer shall mean any offer for, or request for or invitation for tenders of, or offer to purchase or acquire, any Shares that is directed generally to shareholders of the Employer or any transaction which may be defined as a Tender Offer under rules or regulations promulgated by the Securities and Exchange Commission. To the extent that any money or other property is received by the Trustee as a result of a tender of Shares not prohibited by the preceding sentence, such money or property shall be allocated to such other Investment Fund(s) as directed by the Participants in whose Account the Shares so tendered were held.

                                  ARTICLE VIII
                      PARTICIPANT ADMINISTRATIVE PROVISIONS

      Section 8.01 PERSONAL DATA TO BENEFITS GROUP. Each Participant and each Beneficiary of a deceased Participant must furnish to the Benefits Group such evidence, data or information as the Benefits Group considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Benefits Group, provided the Benefits Group shall advise each Participant of the effect of his failure to comply with its request.

      Section 8.02 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant shall file with the Benefits Group, from time to time, in writing, or otherwise notify the Benefits Group (in accordance with its rules and procedures) of, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Benefits Group, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.

      Section 8.03 ASSIGNMENT OR ALIENATION. Subject to Code Section 414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

      Section 8.04 NOTICE OF CHANGE IN TERMS. The Employer, within the time prescribed by ERISA and the applicable regulations, shall furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

      Section 8.05 PARTICIPANT DIRECTION OF INVESTMENT. The Administrative Committee and the Trustee shall establish rules governing the administration of Investment Funds and procedures for Participant direction of investment, including rules governing the timing, frequency and manner of making investment elections. The Administrative Committee and the Employer reserve the right to change the investment options available under the Plan and rules governing investment designations from time to time. Nothing in this or any other provision of the Plan shall require the Trustee, the Employer or the Administrative Committee to implement Participant investment directions or changes in such directions, or to establish any procedures, other than on an administratively practicable basis, as determined by the Employer in its discretion.

      Each Participant shall, in accordance with procedures established by the Administrative Committee and the Trustee, direct that his Account and contributions thereto be invested and reinvested in any one or more of the Investment Funds. The investment of any such monies shall be subject to such restrictions as the Administrative Committee may determine, in its sole discretion, to be advisable or necessary under the circumstances. Moreover, in accordance with procedures established by the Trustee and agreed to by the Administrative Committee or Benefits Group, Participants may, when administratively practicable, be permitted to change their current and prospective investment designations through telephone, "on-line" or similar instructions to the Trustee or its authorized agent on a frequency established under such procedures, as in effect from time to time.

      The exercise of investment direction by a Participant will not cause the Participant to be a fiduciary solely by reason of such exercise, and neither the Trustee nor any other fiduciary of this Plan will be liable for any loss or any breach that results from the exercise of investment direction by the Participant. The investment designation procedures established under the Plan shall be and are intended to be in compliance with the requirements of ERISA
Section 404(c) and the regulations thereunder.

      In no event shall Participants be permitted to direct that any portion of their Accounts and/or any additional contributions be invested in the Employer Common Stock Fund until Cardinal Health, Inc., the Plan, the Trustee and all other relevant parties have fully complied with such requirements, including, but not limited to, federal and state securities laws, as the Administrative Committee has determined to be applicable. The Administrative Committee may restrict the ability of any person covered under Section 16 of the Securities Exchange Act of 1934, as amended, or any other corporate insider of the Employer to direct the investment of his Account in the Employer Common Stock Fund. Notwithstanding any provision to the contrary, the Administrative Committee and the Trustee may, in their sole discretion and where the terms of any relevant investment contracts, regulated investment companies or pooled or group trusts so require, impose special terms, conditions and restrictions upon a Participant's right to direct the investment in, or transfer into or out of, such contracts, companies or trusts, or the timing or terms applicable to such transaction.

      Section 8.06 CHANGE OF INVESTMENT DESIGNATIONS. Each Participant who is entitled to direct the investment of additional contributions to be allocated to his Account in accordance with Section 8.05 hereof may select how such additional contributions are to be invested. Such investment directions shall be made in accordance with applicable rules or procedures established by the Trustee and the Benefits Group.

      Each Participant may prospectively re-elect how those amounts then held in his Account are to be reinvested in the various Investment Funds until otherwise changed or modified. Such investment directions shall be made in accordance with applicable rules or procedures established by the Trustee and the Benefits Group.

      Notwithstanding the foregoing to the contrary, the Administrative Committee may, in its sole discretion and where the terms of any relevant investment contract, regulated investment companies or pooled or group trusts so require, or where ERISA fiduciary obligations and considerations so merit, impose special terms, conditions and restrictions upon a Participant's right to direct the investment in, or transfer into or out of, such contracts, companies or trusts.

      Section 8.07 LITIGATION AGAINST THE TRUST. If any legal action filed against the Trustee, the Employer as Plan Administrator, or any Committee, or against any member or members of any Committee, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee shall reimburse itself, the Employer or any Committee, or any member or members of any Committee, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent Code Section 401(a)(13) does not prohibit any such surcharges.

      Section 8.08 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan, the Trust, the Plan description, the latest annual report, any bargaining agreement, contract or any other instrument under which the Plan was established or is operated. The Company will maintain all of the items listed in this Section 8.08 in its offices, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Employer shall furnish him with a copy of any item listed in this Section 8.08. The Employer may make a reasonable charge to the requesting person for the copy so furnished.

      Section 8.09 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. The Employer shall provide adequate notice in writing to any Participant or to any Beneficiary (the "Claimant") whose claim for benefits under the Plan has been denied. The Employer's notice to the Claimant shall set forth:

            (i)   The specific reason for the denial;

            (ii) Specific references to pertinent Plan provisions on which the denial is based;

            (iii) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

            (iv) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Administrative Committee within 90 days after receipt of the notice of denial of benefits. The notice must further advise the Claimant that his failure to appeal the action to the Benefits Group in writing within the 90-day period will render the determination final, binding and conclusive.

      If the Claimant appeals to the Administrative Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Administrative Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Administrative Committee shall advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event shall the Administrative Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

      The Employer's notice of denial of benefits shall identify the name of each member of the Administrative Committee and the name and address of the Administrative Committee member to whom the Claimant may forward his appeal.

      Section 8.10 CLAIMS INVOLVING BENEFITS RELATED TO DISABILITY. The provisions of this Section 8.10 are effective for Disability claims filed on or after July 1, 2002. Notwithstanding the provisions of Section 8.10, the Benefits Group and Administrative Committee shall comply with and follow the applicable Department of Labor Regulations for claims involving a determination of Disability or benefits related to Disability, including, but not limited to:

      A. The Benefits Group shall advise a Claimant of the Plan's adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. If the Benefits Group determines that due to matters beyond control of the Plan, such decision cannot be reached within 45 days, an additional 30 days may be provided and the Benefits Group shall notify the Claimant of the extension prior to the end of the original 45-day period. The 30-day extension may be extended for a second 30-day period, if before the end of the original extension, the Administrative Committee determines that due to circumstances beyond the control of the Plan, a decision cannot be rendered within the extension period.

      B. Claimants shall be provided at least 180 days following receipt of benefit denial in which to appeal such adverse determination.

      C. The Administrative Committee shall review the Claimant's appeal and notify the Claimant of its determination within a reasonable period of time, but not later than 45 days after receipt of the Claimant's request for review. Should the Administrative Committee determine that special circumstances (such as the need to hold a hearing) require an extension of time for processing the appeal, the Administrative Committee shall notify the Claimant of the extension before the end of the initial 45 day period. Such an extension, if required, shall not exceed 45 days.

      Section 8.11 USE OF ALTERNATIVE MEDIA. The Administrative Committee (or, in the absence of a Committee, the Plan Administrator) may include in any process or procedure for administering the Plan, the use of alternative media, including, but not limited to, telephonic, facsimile, computer or other such electronic means as available. Use of such alternative media shall be deemed to satisfy any Plan provision requiring a "written" document or an instrument to be signed "in writing" to the extent permissible under the Code, ERISA and applicable regulations.

                                   ARTICLE IX
                           ADMINISTRATION OF THE PLAN

      Section 9.01 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION. The fiduciaries shall have only those powers, duties, responsibilities and obligations as are specifically given to them under this Plan and the Trust. The Employers shall have the sole responsibility for making the contributions provided for under Article III. The Company shall have the sole authority to appoint and remove the Trustee and members of any Committee, and to amend or terminate, in whole or in part, this Plan or the Trust. The Company shall have the final responsibility for the administration of the Plan, which responsibility is specifically described in this Plan and the Trust, and shall be the "Plan Administrator" and the named fiduciary. The Administrative and Policy Committees shall have the specific delegated powers and duties described in the further provisions of this Article X and such further powers and duties as hereinafter may be delegated to them by the Employer. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust. Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Plan and the Trust, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan and the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

      Section 9.02 APPOINTMENT OF COMMITTEE. One or more committees consisting of three or more persons shall be appointed by and serve at the pleasure of the Human Resources and Compensation Committee of the Board to assist in the administration of the Plan. In the event of any vacancies on any Committee, the remaining Committee member(s) then in office shall constitute the Committee and shall have full power to act and exercise all powers of the Committee as described in this Article X. All usual and reasonable expenses of a Committee may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of a Committee who are Employees shall not receive compensation with respect to their services for the Committee. As currently constituted, two committees have been chartered by the Human Resources and Compensation Committee of the Board: the Administrative Committee and the Policy Committee.

      Section 9.03 COMMITTEE PROCEDURES. A Committee may act at a meeting or in writing without a meeting. A Committee may elect one of its members as chairperson, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of all relevant actions. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer, or the Trustee, as appropriate and each Committee shall report its activities at least annually to the Human Resources and

Compensation Committee of the Board. A Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of a Committee shall be made by the vote of the majority then in office, including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer and the Trustee, shall not be responsible for any such action or failure to act.

      Section 9.04 RECORDS AND REPORTS. The Employer (or the Committee if so designated by the Employer) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant's Service, Account balances and the percentage of such Account balances that are Nonforfeitable under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

      Section 9.05 OTHER COMMITTEE POWERS AND DUTIES. The Committees shall have one or more of the following powers and duties, as designated in the applicable Committee Charter and Table of Authority:

      A. To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Account, and the Nonforfeitable percentage of each Participant's Account;

      B. To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of this Plan and the Trust;

      C. To construe and enforce the terms of the Plan and the rules and regulations it adopts, including the discretionary authority to interpret the Plan documents, documents related to the Plan's operation, and findings of fact;

      D. To direct the Trustee with respect to the crediting and distribution of the Trust;

      E. To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

      F. To furnish the Employer with information that the Employer may require for tax or other purposes;

      G. To engage the service of agents whom it may deem advisable to assist it with the performance of its duties; and

      H. To engage the services of an Investment Manager or Investment Managers (as defined in ERISA Section 3(38)), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control.

      I. As permitted by the Employee Plans Compliance Resolution System ("EPCRS") issued by the Internal Revenue Service ("IRS"), as in effect from time to time, (i) to voluntarily correct any Plan qualification failure, including, but not limited to, failures involving Plan operation, impermissible discrimination in favor of highly compensated employees, the specific terms of the Plan document, or demographic failures; (ii) implement any correction methodology permitted under EPCRS; and (iii) negotiate the terms of a compliance statement or a closing agreement proposed by the IRS with respect to correction of a plan qualification failure.

      Section 9.06 RULES AND DECISIONS. A Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of any Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, a Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

      Section 9.07 APPLICATION AND FORMS FOR BENEFITS. The Administrative Committee may require a Participant or Beneficiary to complete and file with the Benefits Group and/or the Trustee an application for a benefit and all other forms approved by the Benefits Group, and to furnish all pertinent information requested by the Benefits Group and Trustee. The Benefits Group and Trustee may rely upon all such information so furnished to it, including the Participant's or Beneficiary's current mailing address.

      Section 9.08 AUTHORIZATION OF BENEFIT PAYMENTS. A Committee shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund pursuant to the provisions of the Plan, or establish other procedures on which the Trustee may act, and warrants that all such directions are in accordance with this Plan.

      Section 9.09 FUNDING POLICY. A Committee shall, from time to time, review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. A Committee or its delegate shall communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager, the Plan's short-term and long-term financial needs so that investment policy can be coordinated with Plan financial requirements.

      Section 9.10 FIDUCIARY DUTIES. In performing their duties, all fiduciaries with respect to the Plan shall act solely in the interest of the Participants and their Beneficiaries, and:

      A. For the exclusive purpose of providing benefits to the Participants and their Beneficiaries;

      B. With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims;

      C. To the extent a fiduciary possesses and exercises investment responsibilities, by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

      D. In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

      Section 9.11 ALLOCATION OR DELEGATION OF DUTIES AND RESPONSIBILITIES. In furtherance of their duties and responsibilities under the Plan, the Board, the Human Resources and Compensation Committee of the Board, or a designated Committee may, subject always to the requirements of Section 9.10:

      A.    Employ agents to carry out nonfiduciary responsibilities;

      B. Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA);

      C.    Consult with counsel, who may be of counsel to the Company; and

      D. Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) between the members of the Board, in the case of the Board, and among the members of any Committee, in the case of any Committee.

      Section 9.12 PROCEDURE FOR THE ALLOCATION OR DELEGATION OF FIDUCIARY DUTIES. Any action described in subsections B or D of Section 9.11 may be taken by a Committee or the Board only in accordance with the following procedure:

      A. Such action shall be taken by a majority of the Committee or by the Board, as the case may be, in a resolution approved by a majority of such Committee or by a majority of the Board.

      B. The vote cast by each member of the Committee or the Board for or against the adoption of such resolution shall be recorded and made a part of the written record of the Committee's or the Board's proceedings.

      C. Any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities among members of the Committee or the Board may be modified or rescinded by the Committee or the Board according to the procedure set forth in subsections A and B of this
            Section 9.12.

      Section 9.13 SEPARATE ACCOUNTING. The amounts in a Participant's Compensation Deferral Account, Safe Harbor Matching Account and (if applicable) his Qualified Matching Contribution Account and Qualified Non-elective Contribution Account shall at all times be separately accounted for from amounts in a Participant's Non-Safe Harbor Matching Accounts, Employer Contributions Account, Special Contributions Account, Rollover Account, Transfer Account(s) and Transition Contribution Accounts and other contribution accounts, if any. Amounts credited to such subaccounts shall be allocated among the Participant's designated investments on a reasonable pro rata basis, in accordance with the valuation procedures of the Trustee and the Investment Funds. The Trustee and the Administrative Committee shall also establish uniform procedures which they may change from time to time, for the purpose of adjusting the subaccounts of a Participant's Account for withdrawals, loans, distributions and contributions. Gains, losses, withdrawals, distributions, forfeitures and other credits or charges may be separately allocated among such subaccounts on a reasonable and consistent basis in accordance with such procedures.

      Section 9.14 VALUE OF PARTICIPANT'S ACCOUNT. The value of each Participant's Account shall be based on its fair market value on the appropriate Valuation Date. A valuation shall occur at least once every Plan Year, and otherwise in accordance with the terms of the Trust and administratively practicable procedures approved by the Administrative Committee. Periodically, on a frequency determined by the Administrative Committee and the Trustee, the Participant will receive a statement showing the transaction activity and value of his Account as of a date set forth in the statement.

      Section 9.15 REGISTRATION AND VOTING OF EMPLOYER COMMON STOCK. All Shares acquired by the Trustee shall be held in the possession of the Trustee until disposed of pursuant to the provisions of the Plan or the Trust Agreement. Such Shares may be registered in the name of the Trustee or its nominee. Before each annual or special meeting of the Employer's shareholders, the Trustee shall send to each Participant a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the Shares credited to his Account. Upon receipt of such instructions the Trustee shall vote the Shares as instructed. Any Shares held in Participants' Accounts, as to which the Trustee does not receive instructions, shall be voted in proportion to the voting instructions the Trustee has actually received in respect of Shares, unless the Trustee determines that to do so is not prudent, or the Trust provides otherwise.

      Section 9.16 INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, and at such other times as determined by the Administrative Committee in its discretion, a Participant shall be provided a statement reflecting the condition of the Participant's (or Beneficiary of a deceased Participant) Account in the Trust as of that date and such other information ERISA requires be furnished to the Participant or Beneficiary. No Participant, except a member of an appropriate Committee and its designees, shall have the right to inspect the records reflecting the Account of any other Participant.

      Section 9.17 FEES AND EXPENSES FROM FUND. The Trustee shall receive reasonable annual compensation as may be agreed upon from time to time between the Employer and the Trustee. The Trustee shall pay all expenses reasonably incurred by it or by the Employer, a Committee, or other professional advisers or administrators in the administration of the Plan from the Trust Fund unless the Employer pays the expenses. The Administrative Committee shall not treat any fee or expense paid, directly or indirectly, by the Employer as an Employer contribution. No person who is receiving full pay from the Employer shall receive compensation for services from the Trust Fund. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of securities shall be charged to each Investment Fund and/or Participant's Account, as applicable. Fees related to investments subject to Participant direction, and other fees resulting from or attributable to expenses incurred in relation to a Participant or Beneficiary or his Account may be charged to his Account to the extent permitted under the Code and ERISA.

                                   ARTICLE X
                                 TOP HEAVY RULES

      Section 10.01 MINIMUM EMPLOYER CONTRIBUTION. If this Plan is "Top Heavy," as defined below, in any Plan Year, the Plan guarantees a minimum contribution (subject to the provisions of this Article X) of three percent of Compensation for each "Non-Key Employee," as defined below, who is a Participant employed by the Employer on the Accounting Date of the Plan Year without regard to Hours of Service completed during the Plan Year or to whether he has elected to make Compensation Deferral Contributions under Section 3.04, and who is not a Participant in a Top Heavy defined benefit plan maintained by the Employer. Participants who also participate in a Top Heavy defined benefit plan of the Employer shall receive the required minimum benefit in the defined benefit plan rather than in this Plan. The Plan satisfies the guaranteed minimum contribution for the Non-Key Employee if the Non-Key Employee's contribution rate is at least equal to the minimum contribution. For purposes of this paragraph, a Non-Key Employee Participant includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because his Compensation does not exceed a specified level.

      If the contribution rate for the "Key Employee," as defined below, with the highest contribution rate is less than three percent, the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant's Account for the Plan Year divided by his "Compensation," as defined below, not in excess of the compensation limitation under Code Section 401(a)(17) for the Plan Year. For purposes of determining the minimum contribution for a Plan Year, the Administrative Committee shall consider contributions made to any plan pursuant to a compensation reduction agreement or similar arrangement as Employer contributions. To determine the contribution rate, the Administrative Committee shall consider all qualified Top Heavy defined contribution plans maintained by the Employer as a single plan.

      Notwithstanding the preceding provisions of this Section 10.01, if a defined benefit plan maintained by the Employer that benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the guaranteed minimum contribution for a Non-Key Employee is three percent of his Compensation regardless of the contribution rate for the Key Employees.

      The minimum Employer contribution required (to the extent required to be Nonforfeitable under Section 416(b) of the Code) may not be forfeited under Code
Section 411(a)(3)(B) or 411(a)(3)(D).

      Section 10.02 ADDITIONAL CONTRIBUTION. If the contribution rate (excluding Compensation Deferral Contributions) for the Plan Year with respect to a Non-Key Employee described in Section 10.01 is less than the minimum contribution, the Employer will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the guaranteed minimum contribution. Matching Contributions will be taken into account to satisfy the minimum contribution requirement under the Plan, or if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m). The additional contribution shall be allocated to the Account of a Non-Key Employee for whom the Employer makes the contribution.

      Section 10.03 DETERMINATION OF TOP HEAVY STATUS. The Plan is "Top Heavy" for a Plan Year if the Top Heavy ratio as of the "Determination Date" exceeds sixty percent (60%). The Top Heavy ratio is a fraction, the numerator of which is the sum of the present value of the Accounts of all Key Employees as of the Determination Date, and the denominator of which is a similar sum determined for all Employees. For purposes of determining the present value of the Accounts for the foregoing fraction, contributions due as of the Determination Date and distributions made for any purpose within the one-year period ending on the Determination Date shall be included. In addition, distributions made within the five-year period ending on the Determination Date shall be included if such distributions were made for reasons other than upon Separation from Service, death or Disability (e.g., in-service withdrawals); provided, however, that no distribution shall be counted more than once. In addition, the Top Heavy ratio shall be calculated by disregarding the Account (including distributions, if any, of the Account balance) of an individual who has not received credit for at least one Hour of Service with the Employer during the one-year period ending on the Determination Date in such calculation. The Top Heavy ratio, including the extent to which it must take into account distributions, rollovers, and transfers, shall be calculated in accordance with Code Section 416 and the Treasury Regulations thereunder.

      If the Employer maintains other qualified plans (including a simplified employee pension plan), this Plan is Top Heavy only if it is part of the Required Aggregation Group, and the Top Heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The Top Heavy ratio shall be calculated in the same manner as required by the first paragraph of this Section 10.03, taking into account all plans within the Aggregation Group. To the extent distributions to a Participant must be taken into account, the Administrative Committee shall include distributions from a terminated plan that would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The present value of accrued benefits and the other amounts the Administrative Committee must take into account, under defined benefit plans or simplified employee pension plans included within the group, shall be calculated in accordance with the terms of those plans, Code Section 416 and the Treasury Regulations thereunder. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the accrued benefits or Accounts in the aggregated plan shall be valued as of the most recent valuation date falling within the 12-month period ending on the Determination Date. The Top Heavy ratio shall be valued with reference to the Determination Dates that fall within the same calendar year.

      The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

      Section 10.04 TOP HEAVY VESTING SCHEDULE. For any Plan Year for which the Plan is Top Heavy, as determined in accordance with this Article X, the Participant's Nonforfeitable percentage of his Employer Contributions, Special Contributions and Non-Safe Harbor Matching Contributions shall be calculated by applying the following schedule, to the extent that such schedule provides for vesting at a rate that is more rapid than the rate otherwise applicable to the Participant's benefit:

                Years of Service            Percent Nonforfeitable
            --------------------------      ----------------------
            Less than three (3)                       0%
            At least three (3) or more              100%

      Section 10.05 DEFINITIONS. For purposes of applying the provisions of this
Article X.

      A. "Key Employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31,
            2002), a five-percent owner of the Employer, or a one-percent owner of the Employer having annual Compensation of more than $150,000. The constructive ownership rules of Code Section 318 (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer. The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the Treasury Regulations under that Code Section.

      B. "Non-Key Employee" is an Employee who does not meet the definition of Key Employee.

      C. "Compensation" shall mean the first $200,000 (or such larger amount as the Commissioner of Internal Revenue may prescribe in accordance with Code Section 401(a)(17)) of Compensation as defined in Code
            Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement that are excludible from the Employee's gross income under Section 125, "deemed compensation" under Code Section 125 pursuant to Revenue Ruling 2002-27, Section 132(f)(4), Section 402(a)(8), Section 402(h) or Section 403(b) of the Code.

      D.    "Required Aggregation Group" means:

            (i) Each qualified plan of the Employer in which at least one Key Employee participates at any time during the five Plan Year period ending on the Determination Date; and

            (ii) Any other qualified plan of the Employer that enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or Code Section 410.


      The Required Aggregation Group includes any plan of the Employer which was maintained within the last five years ending on the Determination Date on which a top heaviness determination is being made if such plan would otherwise be part of the Required Aggregation Group for the Plan Year but for the fact it has been terminated.

      E. "Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code Section 401(a)(4) and Code Section 410. The Administrative Committee shall determine which plans to take into account in determining the Permissive Aggregation Group.

      F. "Employer" shall mean all the members of a controlled group of corporations (as defined in Code Section 414(b)), of a commonly controlled group of trades or businesses (whether or not incorporated) (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Section 414(m)), of which the Employer is a part. However, ownership interests in more than one member of a related group shall not be aggregated to determine whether an individual is a Key Employee because of his ownership interest in the Employer.

      G. "Determination Date" for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year.

                                   ARTICLE XI
                                  MISCELLANEOUS

      Section 11.01 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Any Committee, the Benefits Group and the Trustee shall be fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

      Section 11.02 NO RESPONSIBILITY FOR EMPLOYER ACTION. Neither the Trustee nor any Administrative Committee shall have any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, nor for the failure of any of the above persons to act or make any payment or contribution, or otherwise to provide any benefit contemplated under this Plan, nor shall the Trustee or any Committee be required to collect any contribution required under the Plan, or determine the correctness of the amount of any Employer contribution. Neither the Trustee nor any Committee need inquire into or be responsible for any action or failure to act on the part of the others. Any action required of a corporate Employer shall be by its Board, by the Human Resources and Compensation Committee of the Board, or by its designee.

      Section 11.03 FIDUCIARIES NOT INSURERS. The Trustee, the Committee(s), the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money that may be or becomes due to any person from the Trust Fund. The liability of any Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

      Section 11.04 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury Regulations require the notice, or ERISA specifically or impliedly prohibits such a waiver.

      Section 11.05 SUCCESSORS. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, any Committee, the Plan Administrator and their successors.

      Section 11.06 WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as singular and the singular as the plural.

      Section 11.07 HEADINGS. The headings are for reference only. In the event of a conflict between a heading and the content of a section, the content of the section shall control.

      Section 11.08 STATE LAW. Ohio law shall determine all questions arising with respect to the provisions of this agreement except to the extent a federal statute supersedes Ohio law.

      Section 11.09 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, and nothing with respect to the establishment of the Trust, any modification or amendment to the Plan or the Trust, the creation of any Account, or the payment of any benefit, shall give any Employee, Employee-Participant or Beneficiary any right to continue employment, or any legal or equitable right against the Employer, or an Employee of the Employer, the Trustee or its agents or employees, or the Plan Administrator. Nothing in the Plan shall be deemed or construed to impair or affect in any manner the right of the Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the service of Employees.

                                   ARTICLE XII
                    EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

      Section 12.01 EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to the Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.

      Section 12.02 AMENDMENT BY EMPLOYER. The Company shall have the right at any time and from time to time:

      A. To amend this agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of the Code; and

      B.    To amend this agreement in any other manner.

      However, no amendment shall authorize or permit any part of the Trust Fund (other than the part required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become a property of the Employer; and the Company shall not make any amendment that affects the rights, duties or responsibilities of the Plan Administrator or any Committee without the written consent of the affected Plan Administrator or the affected member of such Committee. Furthermore, no amendment shall decrease a Participant's Account balance or accrued benefit or reduce or eliminate any benefits protected under Code Section 411(d)(6) with respect to a Participant with an Account balance or accrued benefit at the date of the amendment, except to the extent permitted under Code Section 412(c)(8).

      The Company shall make all amendments in writing. Amendments shall be considered properly authorized by the Company if approved or ratified by the Board, any committee of the Board, by an authorized Committee of the Plan, or by an authorized officer of the Benefits Group, unless the subject of the amendment has been reserved to the Board or another authorized party. Each amendment shall state the date to which it is either retroactively or prospectively effective, and may be executed by any authorized officer of the Company.

      Section 12.03 AMENDMENT TO VESTING PROVISIONS. Although the Company reserves the right to amend the vesting provisions at any time, an amended vesting schedule shall not be applied to reduce the Nonforfeitable percentage of any Participant's Account derived from Employer contributions (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

      If the Company makes a permissible amendment to the vesting provisions, each Participant having at least three Years of Service for vesting purposes with the Employer may elect to have the percentage of his Nonforfeitable Account Balance computed under the Plan without regard to the amendment. The Participant must file his election with the Employer within 60 days of the latest of (a) the Company's adoption of the amendment; (b) the effective date of the amendment; or
(c) his receipt of a copy of the amendment. The authorized Committee, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 12.03 does not apply to a Participant if the amended vesting schedule provides for vesting that is at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 12.03, an amendment to the vesting schedule includes any amendment that directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer-derived Account.

      Section 12.04 DISCONTINUANCE. The Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan, and the Company (acting through the Human Resources and Compensation Committee of the Board or the Policy Committee) shall have the right to terminate, at any time, this Plan and the Trust created under this agreement. The Plan shall terminate upon the first to occur of the following:

      A.    The date terminated by action of the Company

      B. The date the Employer shall be judicially declared bankrupt or insolvent.

      C. The dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall substitute itself as the Employer under this Plan.

      Section 12.05 FULL VESTING ON TERMINATION. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan, or, if applicable, upon the date of complete discontinuance of contributions to the Plan, an affected Participant's right to his Account shall be 100% Nonforfeitable.

      Section 12.06 MERGER, DIRECT TRANSFER AND ELECTIVE TRANSFER. The Trustee shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a) and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement, only upon the consent or direction of the Benefits Group or the Administrative Committee.

      If permitted by the Benefits Group or the Administrative Committee in its discretion, the Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility condition(s). If the Trustee accepts such a direct transfer of plan assets, the Employee shall be treated as a Participant for all purposes of the Plan except that the Employee shall not share in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. The Trustee shall hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets.

      The Trustee may not consent to, or be a party to, a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer, unless the Administrative Committee consents and so directs, and the transfer is consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 12.02.

      A transfer is an elective transfer if: (a) the transfer satisfies the first paragraph of this Section 12.06; (b) the transfer is voluntary, under a fully informed election by the Participant; (c) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (d) the transfer satisfies the applicable spousal consent requirements of the Code; (e) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements; (f) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (g) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's accrued benefit under the transferor plan payable at that plan's normal retirement age; (h) the Participant has a 100% Nonforfeitable interest in the transferred benefit; and
(i) the transfer otherwise satisfies applicable Treasury Regulations. An elective transfer may occur between qualified plans of any type.

      If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and (10) continue to apply to those transferred elective contributions.

      Section 12.07 TERMINATION. Upon termination of the Plan, the distribution provisions of Article IV and Article V shall remain operative, except that:

      A. If the present value of the Participant's Nonforfeitable Account does not exceed $1,000 ($5,000 prior to March 28, 2005), the Administrative Committee will direct the Trustee to distribute the Participant's Nonforfeitable

            Account to him in a lump sum as soon as administratively practicable after the Plan terminates; and

      B. If the present value of the Participant's Nonforfeitable Account exceeds $1,000 ($5,000 prior to March 28, 2005), the Participant or the Beneficiary, in addition to the distribution events permitted under Articles IV and V, may elect to have the Trustee commence distribution of his Nonforfeitable Account as soon as administratively practicable after the Plan terminates.

      The Trust shall continue until the Trustee, after written direction from the Administrative Committee, has distributed all of the benefits under the Plan. To liquidate the Trust, the Administrative Committee will, to the extent required, purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Nonforfeitable Account exceeds $1,000 ($5,000 prior to March 28,
2005), and the Participant does not elect an immediate distribution pursuant to this Section 12.07. Upon termination of the Plan, the amount, if any, in a suspense account under Article IV shall revert to the Employer, subject to the conditions of the Treasury Regulations permitting such a reversion.

      The Employer has executed this Plan in Dublin, Ohio on the date set forth below.

                                                 CARDINAL HEALTH, INC.

                                                 By: /s/ Sue Nelson
                                                     --------------------------
                                                 Its: Vice President,
                                                      Compensation and Benefits
                                                      -------------------------
                                                 Date: December 22, 2004
                                                       ------------------------

                                   SCHEDULE I

                             PARTICIPATING EMPLOYERS

                     Abilene Nuclear, LLC
                     (Effective July 1, 2004)

                     Alaris Medical Systems, Inc.
                     (Effective January 1, 2005)

                     Cardinal Health 200, Inc.
                     (f/k/a Allegiance Healthcare Corporation)
                     (Effective January 1, 2001)

                     American Threshold Industries, Inc.
                     (Effective July 1, 2001)

                     Assisted Care Partners, Inc.
                     (Effective May 1, 1994)

                     BDC Leasing Company, d/b/a Bailey Drug Company

                     Beckloff Associates, LLC
                     (Effective July 1, 2004)

                     Behrens, Inc.
                     (Effective July 1, 1995)

                     Cardinal Health 100, Inc.
                     (f/k/a Bindley Western Industries, Inc.)
                     (Effective January 1, 2003)

                     Cardinal Health 401, Inc.
                     (f/k/a Boron, LePore & Associates, Inc.)
                     (Effective January 1, 2003)

                     Brighton Capital
                     (Effective February 11, 1997)

                     Cardinal Florida, Inc.
                     (Effective October 1, 1992)

                     Cardinal Health, Inc.

                     Cardinal LDS, Inc., d/b/a Leader Drug Stores, Inc. (Effective January 1, 1992)

                     Cardinal Mississippi, Inc.
                     (Effective October 1, 1992)

                     Cardinal Syracuse, Inc.

                     Cardinal West, Inc.
                     (Effective October 27, 1992)

                     CDI Investments
                     (Effective March 16, 1988)

                     Cardinal Health 412, Inc.
                     (f/k/a/ Central Pharmacy Services, Inc.)
                     (Effective July 1, 2002)

                     Chapman Drug Company
                     (Effective January 1, 1992)

                     Comprehensive Reimbursement Consultants, Inc. (Effective December 1, 1998)

                     Cardinal Health 105, Inc.
                     (f/k/a CORD Logistics)
                     (Effective November 17, 1995)

                     Ellicott Drug Company

                     Griffin Capital
                     (Effective February 11, 1997)

                     Griffin Group
                     (Effective February 11, 1997)

                     Humiston-Keeling, Inc.
                     (Effective July 1, 1996)

                     Cardinal Health 404, Inc.
                     (f/k/a International Processing Corporation)
                     (Effective July 1, 2001)

                     Cardinal Health 106, Inc.
                     (f/k/a James W. Daly, Inc.)

                     Cardinal Health 405, Inc.
                     (f/k/a Magellan Pharmaceutical Development, Inc.) (Effective January 1, 2003)

                     Marmac Distributors, Inc.

                     Medical Strategies, Inc.
                     (Effective July 1, 1994)

                     Medicap Pharmacies Incorporated
                     (Effective July 1, 2004)

                     Medicine Shoppe International, Inc.
                     (Generally effective August 1, 1997)
                           Employees of Pharmacy Operations, Inc. - Florida (Effective August 24, 1999)
                           Employees of Pharmacy Operations, Inc. - Washington (Effective December 25, 1999)

                     Cardinal Health 300, Inc.
                     (f/k/a MediQual Systems, Inc.)
                     (Effective October 1, 1998)

                     Cardinal Health 107, Inc.
                     (f/k/a National PharmPak Services, Inc.)
                     (Effective January 1, 1992)

                     Cardinal Health 108, Inc.
                     (f/k/a National Specialty Services, Inc.)
                     (Effective January 1, 1992)

                     Nexus Healthcare, Inc.
                     (Effective May 1, 1994)

                     Ohio Valley - Clarksburg, Inc.
                     (Effective July 1, 1990)

                     Cardinal Health 109, Inc.
                     (f/k/a Owen Healthcare, Inc.)
                     (Effective July 1, 1998)

                     Pacific Surgical Innovations, Inc.
                     (January 1, 2001)

                     PRN Services, Inc.
                     (Effective April 1, 1994)

                     Cardinal Health 406, Inc.
                     (f/k/a Packaging Coordinators, Inc.)
                     (Generally effective July 1, 1998)
                           Acquired employees of TriMaras Printing Co.

                           (Effective May 1, 2000)

                     PhR Staffing, Inc.
                     (Effective July 1, 2002)

                     Pharmaceutical & Diagnostics, Inc.
                     (Effective July 1, 2004)

                     Cardinal Health 301, Inc.
                     (f/k/a Pyxis Corporation)
                     (Generally effective July 1, 1998)
                           Acquired employees of HelpMate
                           (Effective December 30, 1999)

                     Cardinal Health 409, Inc.
                     (f/k/a R. P. Scherer Corporation)
                     (Effective September 1, 1999)

                     Ransdell Surgical, Inc.
                     (Effective January 1, 2001)

                     Renlar Systems, Inc.
                     (Effective January 1, 1996)

                     Snowden Pencer, Inc.
                     (Effective July 1, 2004)

                     Solomons Company
                     (Effective January 1, 1994)

                     Cardinal Health 414, Inc.
                     (f/k/a Syncor International Corporation)
                     (Effective July 1, 2003)

                     West Texas Nuclear Pharmacy Partners
                     (Effective July 1, 2004)

                     Cardinal Health 110, Inc.
                     (f/k/a Whitmire Distribution Corporation)
                     (Effective January 1, 1995)

                     Williams Drug Distributors, Inc.

                                   SCHEDULE II

                                  MERGING PLANS

                                                 NAME OF
            ENTITY                              MERGED PLAN             MERGER DATE
            ------                              -----------             -----------
Comprehensive Reimbursement             CRC 401(k) Retirement             July 1, 1998
Consultants, Inc.("CRC")                Plan

Owen Healthcare, Inc. ("Owen")          Owen Healthcare, Inc.             July 1, 1998
                                        Employee Stock Ownership
                                        Plan

Owen Healthcare, Inc. ("Owen")          Owen Healthcare, Inc.             July 1, 1998
                                        401(k) Savings Plan

Packaging Coordinators, Inc. ("PCI")    Packaging Coordinators,           July 1, 1998
                                        Inc. Profit Sharing Plan

Packaging Coordinators, Inc. ("PCI")    Packaging Coordinators,           July 1, 1998
                                        Inc. Money Purchase Pension
                                        Plan

Pyxis Corporation ("Pyxis")             Pyxis Corporation 401(k)          July 1, 1998
                                        Plan

R.P. Scherer Corporation                R.P. Scherer Corporation     September 1, 1999
                                        Retirement Savings Plan

Automatic Liquid Packaging, Inc.        Automatic Liquid Packaging,    January 1, 2001
                                        Inc. Employees 401(k)
                                        Savings Plan

Pacific Surgical Innovations, Inc.      Pacific Surgical               January 1, 2001
                                        Innovations, Inc. 401(k)
                                        Plan

Ransdell Surgical, Inc.                 Ransdell Surgical, Inc.        January 1, 2001
                                        401(k) Salary Reduction
                                        Plan and Trust

International Processing Corp.          International Processing          July 1, 2001
                                        Corp. 401(k) Plan

American Threshold Industries, Inc.     American Threshold           September 1, 2001
                                        Industries, Inc. 401(k)
                                        Profit Sharing Plan

Cardinal Health, Inc.                   Cardinal Health, Inc.         December 1, 2001
                                        Frozen Retirement Plan

                                                 NAME OF
            ENTITY                              MERGED PLAN             MERGER DATE
            ------                              -----------             -----------
Premier Pharmacy Services, P.C.         Premier Pharmacy Services,         May 1, 2002
                                        P.C. 401(k) Plan

Beckloff Associates, LLC                Beckloff Associates, Inc.       August 2, 2004
                                        401(k) Profit Sharing Plan

Snowden Pencer, Inc.                    Snowden Pencer, Inc. 401(k)     August 3, 2004
                                        Profit Sharing Plan

Cardinal Health, Inc.                   Cardinal Health Prior        December 16, 2004
                                        Retirement Accounts Plan

Cardinal Health, Inc.                   Cardinal Health Profit       December 16, 2004
                                        Sharing, Retirement and
                                        Savings Plan for PRN
                                        Employees

Alaris Medical Systems, Inc.            Alaris Medical Systems         January 1, 2005
                                        Retirement Investment Plan

                                  SCHEDULE III

                  ANNUITY DISTRIBUTIONS TO CERTAIN PARTICIPANTS

      A. APPLICATION OF QUALIFIED JOINT AND SURVIVOR ANNUITY PROVISIONS. The provisions of Schedule III shall apply only to those Participants who (a) participated in the Packaging Coordinators, Inc. Money Purchase Pension Plan and have a portion of their Account derived from said plan, or (b) certain other individuals as may be identified on Schedule IV hereto. The Trustee shall distribute the Nonforfeitable Account balance of a Participant to whom this Section applies in the form of a "Qualified Joint and Survivor Annuity," unless the Participant makes a valid waiver election (described in B) within the 90-day period ending on the "Annuity Starting Date." The Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitle the Participant to such benefit. A Qualified Joint and Survivor Annuity is an immediate annuity that is purchasable from a commercial insurer with the Participant's Nonforfeitable Account balance and which is payable for the life of the Participant with, if the Participant is married on the Annuity Starting Date, a survivor annuity for the life of the Participant's surviving Spouse equal to 50% of the amount of the annuity payable during the joint lives of the Participant and his Spouse. The Trustee shall pay the Participant's Nonforfeitable Account balance in a lump sum, in lieu of a Qualified Joint and Survivor Annuity, if the Participant's Nonforfeitable Account balance at the time distribution commences is not greater than $5,000.

      If the Participant has in effect a valid waiver election regarding the Qualified Joint and Survivor Annuity, the Trustee shall distribute the Participant's Nonforfeitable Account balance in accordance with Section 5.04 of the Plan. For purposes of applying this Schedule III, a former Spouse shall be treated as the Participant's Spouse or surviving Spouse to the extent provided under a qualified domestic relations order (as defined in Code Section 414(p)).

      B. WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY. With respect only to those Participants subject to this Schedule III, no less than 30 days (or seven days, if the 30-day period is waived by the Participant and the Participant's Spouse, if applicable), nor more than 90 days before the Participant's Annuity Starting Date, such Participants shall be provided with a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, the rights of the Participant's Spouse regarding the waiver election, and the Participant's right to make, and the effect of, a revocation of a waiver election.

      A married Participant's waiver election is not valid unless:

            (i) The Participant's Spouse (to whom the survivor annuity is payable under the Qualified Joint and Survivor Annuity) has consented in writing to the waiver election, the Spouse's consent acknowledges the effect of the election, and a notary public or a member of the Benefits Group (or its representative) witnesses the Spouse's consent; and

            (ii) If the Spouse is not the Participant's sole primary Beneficiary, the Spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation, or the Spouse expressly permits designations by the Participant without any further spousal consent.

      A Participant's waiver of the Qualified Joint and Survivor Annuity form of benefit shall not be effective unless the election designates a form of benefit payment that may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). Any consent by a Spouse obtained under this provision or establishment that the consent of a Spouse may not be obtained shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in this Schedule III. The Spouse's consent to a waiver of the Qualified Joint and Survivor Annuity is irrevocable unless the Participant revokes the waiver election.

      The Trustee or Administrative Committee may accept as valid a waiver election that does not satisfy the spousal consent requirements if the Trustee or Administrative Committee establishes that the Participant does not have a Spouse, the Trustee or Administrative Committee is not able to locate the Participant's Spouse, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement.

      C. DISTRIBUTION BEGINNING AFTER DEATH OF CERTAIN EMPLOYEES PARTICIPATING PRIOR TO JULY 1, 1998. If a married Participant dies prior to his Annuity Starting Date, the Trustee shall distribute the married Participant's Nonforfeitable Account balance to the Participant's surviving Spouse as a "Preretirement Survivor Annuity," unless the Participant has made a valid waiver election pursuant to Section D. An unmarried Participant's Nonforfeitable Account Balance shall be payable to his designated Beneficiary.

      The Preretirement Survivor Annuity is an annuity payable to the Participant's surviving Spouse for life. The Participant's Nonforfeitable Account Balance shall be applied to the purchase of an annuity for the surviving Spouse's life. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

      Notwithstanding the foregoing, if the Participant's Nonforfeitable Account Balance at the time the distribution commences is not greater than $5,000, the Participant's Nonforfeitable Account balance shall be paid in a single lump sum to the Participant's surviving Spouse or other Beneficiary in lieu of a Preretirement Survivor Annuity as soon as administratively practicable after his death.

      If the Participant is unmarried or has waived the Preretirement Survivor Annuity in accordance with Section D, and dies before distribution of his Nonforfeitable Account Balance begins, distribution of the Participant's entire Nonforfeitable Account Balance shall be made in a single lump sum payment in cash or in equal or nearly equal quarterly installments over a fixed period not exceeding (i) if the Beneficiary is the deceased Participant's surviving Spouse, the Beneficiary's remaining life expectancy at the time installment payments begin, or (ii) if the Beneficiary is other than the deceased Participant's surviving Spouse, five years from the Participant's death.

      If the designated Beneficiary is the Participant's surviving Spouse, the date such distributions are required to begin shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2. If the Beneficiary is not the Participant's surviving Spouse, distribution of the entire amount payable must be completed on or before the last day of the calendar year which contains the fifth anniversary of the date of the Participant's death.

      A Participant may also elect the form and timing of payment of his Nonforfeitable Account balance to his Beneficiaries. If the Participant has not made an election concerning the manner of payment to his Beneficiary by the time of his death, the Participant's surviving Spouse or designated Beneficiary must elect the method of distribution no later than the time when distributions would be required to begin under this Section C. If the Participant has no surviving Spouse or designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire Nonforfeitable Account Balance must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

      D. WAIVER ELECTION FOR MARRIED PARTICIPANTS. A written explanation of the Preretirement Survivor Annuity shall be provided to each married Participant to whom this subsection applies, within whichever of the following periods ends last: (i) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (ii) a reasonable period after an Employee becomes a Participant; (iii) a reasonable period after the joint and survivor rules become applicable to the Participant; or (iv) a reasonable period after a fully subsidized Preretirement Survivor Annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (ii), (iii) and (iv) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (i), (ii), (iii) and (iv) do not apply, and the written explanation shall be provided within the period beginning one year before and ending one year after the Separation from Service. The written explanation shall describe, in a manner consistent with Treasury Regulations, the terms and conditions of the Preretirement Survivor Annuity in a manner which is comparable to the explanation of the Qualified Joint and Survivor Annuity required under this Schedule III. The Plan does not limit the number of times the Participant may revoke a waiver of the Preretirement Survivor Annuity or make a new waiver during the election period.

      A Participant's waiver election of the Preretirement Survivor Annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35, and (b) the Participant's Spouse (to whom the Preretirement Survivor Annuity is payable) satisfies the consent requirements described in this Schedule III, except the Spouse need not consent to the form of benefit payable to the designated Beneficiary. The Spouse's consent to the waiver of the Preretirement Survivor Annuity is irrevocable, unless the Participant revokes the waiver election.

      Notwithstanding the time of election requirement of clause (a) above, a Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election will not be valid unless the Participant receives a written explanation of the Preretirement Survivor Annuity in a manner which is comparable to the explanation required under Section B. Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section D.

      E. For purposes of this Section E, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

      F. The life expectancy multiples under Treasury Regulation Section 1.72-9 shall be used for purposes of applying this Section. The life expectancy of the Participant's surviving Spouse may be recalculated not more frequently than annually, but the life expectancy of a nonspouse designated Beneficiary may not be recalculated after the Trustee commences payment to the designated Beneficiary.

                                   SCHEDULE IV

                  LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

      Section IV.01. LIMITATIONS APPLICABLE TO COMPENSATION DEFERRAL CONTRIBUTIONS. The provisions of this Section are effective for Plan Years beginning on or after January 1, 1997 and prior to January 1, 2005.

      A. Definitions. For purposes of this Schedule, the following definitions shall apply:

            (i) "Actual Deferral Percentage," for each Plan Year, means the average of the ratios (calculated separately for each Participant in a specified group) of:

                  1. the amount of Compensation Deferral Contributions actually paid over to the Trust Fund on behalf of each such Participant for such Plan Year, including Excess Compensation Deferrals, but excluding Compensation Deferrals that are taken into account in the Contribution Percentage test (provided the Average Deferral Percentage test is satisfied both with and without exclusion of these Compensation Deferrals), to

                  2. the Participant's Compensation for such Plan Year for the period during which he was a Participant in the Plan.

                  For purposes of computing Actual Deferral Percentages, an Eligible Employee who would be a Participant but for the failure to make Compensation Deferrals shall be treated as a Participant on whose behalf no Compensation Deferrals are made.

            (ii) "Excess Compensation Deferrals," with respect to any Plan Year, means the excess of:

                  1. The aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

                  2. The maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest of such percentages).

      B. Actual Deferral Percentage Test. In any Plan Year in which the Actual Deferral Percentage for the group of Highly Compensated Employees, taking into account Employee elections, would be more than the greater of:

            (i) the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current or preceding Plan Year, as applicable (as set forth on Schedule I to the Plan), multiplied by 1.25, or

            (ii) the lesser of two percent plus the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on Schedule I) or the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on Schedule I) multiplied by two, the deferral elections of the Highly Compensated Employees shall be reduced to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Employees is not more than the greater of subparagraphs (i) or (ii) of this subsection B. Under such reduction, the dollar amount of the Excess Compensation Deferrals is determined as described in subsection A(ii) above. Next, the Compensation Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Compensation Deferral Contributions (not necessarily the Highly Compensated Employee with the highest Actual Deferral Percentage) is reduced to the extent required to equal the maximum deferral dollar amount for Highly Compensated Employees permitted by subparagraphs (i) or (ii) of this subsection B, or to cause such Highly Compensated Employee's Compensation Deferral Contributions to equal the dollar amount of the Compensation Deferral Contributions of the Highly Compensated Employee with the next highest dollar amount of Compensation Deferral Contributions, whichever is less. This process is repeated until the aggregate dollar amount of all Highly Compensated Employee Compensation Deferrals are reduced to an amount that will cause the dollar amount of the Compensation Deferrals for all Highly Compensated Employees in the aggregate to equal the dollar amount of Compensation Deferrals that will cause the average of the Actual Deferral Percentages for the group of Highly Compensated Employees to equal the maximum amount permitted under this Section. Alternatively (or in addition to the reductions set forth above), if the Employer has made any Qualified Matching or Qualified Non-elective Contributions for the Plan Year in question, the Administrative Committee may elect to treat all or any part of any such contributions meeting the requirements of Treasury Regulations
            Section 1.401(k)-1(b)(3) as Compensation Deferral Contributions to the extent necessary to satisfy the Actual Deferral Percentage test of this Section. Any Qualified Matching or Qualified Non-elective Contributions so applied shall not be included in the computation of the Actual Contribution Percentage test requirements of Code Section 401(m) otherwise applicable to such contributions.

      C. Testing Groups. The Actual Deferral Percentage test may be performed separately with respect to those Participants who have met the minimum age and service requirements of Code Section 410(a)(1)(A) from those who have not met such requirements.

      D. Code Section 415 Limitation. The Employer shall not make a contribution to the Trust to the extent the contribution would exceed the Participant's "Maximum Permissible Amount" described in this Schedule IV.

      E. Multiple Code Section 401(k) Plans. The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Compensation Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Compensation Deferrals for purposes of the Actual Deferral Percentage test) allocated to his Accounts under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if such Compensation Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

      F. Optional Plan Aggregation. In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

      G. Time for Making Contributions. For purposes of determining the Actual Deferral Percentage test, Compensation Deferrals, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate. Compensation Deferral Contributions must, in any event, be paid over by the Employer to the Trustee by the earlier of the date on which they can reasonably be segregated from the Employer's general assets or within 15 business days after the end of the calendar month in which the Compensation Deferral Contributions were withheld from the Participant's Compensation.

      H. Recordkeeping. The Administrative Committee shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

      I. Compliance with the Code. The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. In performing the required testing hereunder, any variations in procedures or methods permitted under the Code and applicable Treasury Regulations may be employed.

      Section IV.02 DISTRIBUTION OF EXCESS COMPENSATION DEFERRALS. Notwithstanding any other provision of this Plan, Excess Compensation Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Compensation Deferrals were allocated for the preceding Plan Year. Whenever possible, however, such distributions shall be made within two and one-half months after the end of the Plan Year during which the Excess Compensation Deferrals occurred. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Compensation Deferrals attributable to each of such Employees under the methodology described above. Excess Compensation Deferrals shall be treated as Annual Additions under the Plan.

      A. Determination of Income or Loss: Excess Compensation Deferrals shall be adjusted for any income or loss. The Plan Administrator shall determine whether such adjustments shall include the period from the end of the Plan Year in which the excess arose up to the date of corrective distribution (the "Gap Period"). The income or loss allocable to Excess Compensation Deferrals is the sum of: (i) income or loss allocable to the Participant's Compensation Deferral Account (and, if applicable, the Qualified Non-elective Contribution Account or the Qualified Matching Contribution Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Compensation Deferrals for the year and the denominator of which is the Participant's Account balance attributable to Compensation Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the Actual Deferral Percentage test) without regard to any income or loss occurring during such Plan Year; and (ii) if the corrective distribution is to be adjusted for income or loss during the Gap Period, ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Alternatively, the Administrative Committee may determine the income or loss allocable to Excess Compensation Deferrals under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

      B. Accounting for Excess Compensation Deferrals: Excess Compensation Deferrals shall be distributed from the Participant's Compensation Deferral Account and Qualified Matching Contribution Account (if applicable) in proportion to the Participant's Compensation Deferrals and Qualified Matching Contributions (to the extent used in the Actual Deferral Percentage test) for the Plan Year. Excess Compensation Deferrals shall be distributed from the Participant's Qualified Non-elective Contribution Account only to the extent that such Excess Compensation Deferrals exceed the balance in the Participant's Compensation Deferral Account and Qualified Matching Contribution Account.

      Section IV.03. DOLLAR LIMITATIONS ON ELECTIVE DEFERRALS.

      A.    Definitions:

            (i) "Elective Deferrals" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a compensation reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a compensation reduction agreement.

            (ii) "Excess Elective Deferrals" shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, except to the extent they are distributed pursuant to subsection C below.

      B. Prohibition of Deferrals in Excess of Code Section 402(g) Dollar Limitations. No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan, during any taxable year, in excess of the dollar limitation contained in
            Section 402(g) of the Code in effect at the beginning of such taxable year.

      C. Distribution of Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before March 15 of the following taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan.

            Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

      D. Determination of Income or Loss. Excess Elective Deferrals shall be adjusted for any income or loss. The Plan Administrator shall determine whether such adjustments shall include the period from the end of the taxable year in which the excess arose up to the date of distribution (the "Gap Period"). The income or loss allocable to Excess Elective Deferrals is the sum of (i) income or loss allocable to the Participant's Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Account Balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (ii) if the distribution is to be adjusted for income or loss during the Gap Period, ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Alternatively, the Administrative Committee may determine the income or loss allocable to Excess Elective Deferrals under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

      Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Plan Administrator by March 15 of the calendar year following the Plan Year in which such Excess Elective Deferrals are claimed to have been made.

      Section IV.04. LIMITATIONS APPLICABLE TO MATCHING CONTRIBUTIONS. The provisions of this Section are effective for Plan Years beginning on or after January 1, 1997 and prior to January 1, 2005.

      A. Definitions. For purposes of this Section, the following definitions shall apply:

            (i) "Aggregate Limit" shall mean the greater of (a) the sum of (1) 125% of the greater of the Actual Deferral Percentage of the Non-highly

                  Compensated Employees for the current or preceding Plan Year (as set forth on Schedule I) or the Actual Contribution Percentage of Non-highly Compensated Employees under the Plan subject to Code Section 401(m) for the current or preceding Plan Year (as set forth on Schedule I) and (2) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Actual Contribution Percentage; or (b) the sum of (1) 125% of the lesser of the Actual Deferral Percentage of the Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on Schedule I) or the Actual Contribution Percentage of Non-highly Compensated Employees under the Plan subject to Code Section 401(m) for the current or preceding Plan Year (as set forth on Schedule I), and (2) the lesser of 200% or two plus the greater of such Actual Deferral Percentage or Actual Contribution Percentage.

            (ii) "Actual Contribution Percentage" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

            (iii) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

            (iv) "Contribution Percentage Amounts" shall mean the sum of the Non-Safe Harbor Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Safe Harbor Matching Contributions or Non-Safe Harbor Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Compensation Deferrals, Excess Elective Deferrals, or Excess Aggregate Contributions. If it so desires, the Employer may make Qualified Non-elective Contributions designated for inclusion in the Contribution Percentage Amounts. The Employer also may elect to use Compensation Deferrals in the Contribution Percentage Amounts so long as the Actual Deferral Percentage test is met before the Compensation Deferrals are used in the Actual Contribution Percentage test and continues to be met following the exclusion of those Compensation Deferrals that are used to meet the Actual Contribution Percentage test.

            (v) "Eligible Participant" shall mean any Employee who is eligible to make an Employee Contribution, or a Compensation Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Non-Safe Harbor Matching Contribution (including forfeitures) or a Qualified Matching

                  Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Employee Contributions are made.

            (vi) "Employee Contribution" shall mean any voluntary employee nondeductible contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

            (vii) "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

                  1. The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Actual Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                  2. The maximum Contribution Amounts permitted by the Actual Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

                  Such determination shall be made after first determining Excess Compensation Deferrals pursuant to Section IV.01. After making such determination, the dollar amount of the Excess Aggregate Contributions shall be determined. The Excess Aggregate Contributions, on a dollar amount basis, shall be allocated to the Account(s) of the Highly Compensated Participant(s) with the highest dollar amount of Contribution Percentage Amounts allocated to his/their Account(s) in a reverse leveling process similar to the one described in
                  Section IV.01 applicable to Compensation Deferral
                  Contributions.

            (viii) "Matching Contribution" shall mean an Employer contribution
                  (other than a Safe Harbor Matching Contribution) made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Compensation Deferral Contributions under a Plan maintained by the Employer.

      B. Actual Contribution Percentage Test. The Actual Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year and the Actual Contribution Percentage for Participants who are Non-highly

            Compensated Employees for the current or preceding Plan Year (as set forth in this Schedule IV) must satisfy one of the following tests:

            (i) The Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on this Schedule IV) multiplied by 1.25; or

            (ii) The Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on this Schedule IV) multiplied by two, provided that the Actual Contribution Percentage for Participants who are Highly Compensated Employees does not exceed such Actual Contribution Percentage for Participants who are Non-highly Compensated Employees by more than two percentage points.

      C. Testing Groups. The Actual Contribution Percentage test may be performed separately with respect to those Participants who have met the minimum age and service requirements of Code Section 410(a)(1)(A) from those who have not met such requirements.

      D. Multiple Use. For Plan Years beginning prior to July 1, 2002, if the sum of the Actual Deferral Percentage and Actual Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Actual Contribution Percentage of those Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose Actual Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage and Actual Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Actual Deferral Percentage and Actual Contribution Percentage tests. Multiple use does not occur if either the Actual Deferral Percentage or Actual Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage or Actual Contribution Percentage, as applicable, of the Non-highly Compensated Employees.

      E. Aggregation of Contribution Percentage Amounts. For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his Account under two or more Plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

      F. Aggregation of Plans. In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

      G. Allocation of Amounts to Plan Years. For purposes of determining the Actual Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-elective Contributions shall be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

      H. Recordkeeping. The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

      I. Code Requirements. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. In performing the required testing hereunder, any variations in procedures or methods permitted under the Code and applicable Treasury Regulations may be employed.

      Section IV.05. DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. The provisions of this Section are effective for Plan Years beginning on or after January 1, 1997 and prior to January 1, 2005. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

      A. Determination of Income or Loss: Excess Aggregate Contributions shall be adjusted for any income or loss. The Plan Administrator shall determine whether such adjustments shall include the period from the end of the Plan Year in which the excess arose up to the date of corrective distribution (the "Gap Period"). The income or loss allocable to Excess Aggregate

            Contributions is the sum of: (i) income or loss allocable to the Participant's Matching Account and Qualified Matching Contribution Account (if any, and only to the extent that amounts therein are not used in the Actual Deferral Percentage test), and Qualified Non-elective Contribution Account and Compensation Deferral Account if any such amounts were used in calculating the Actual Contribution Percentage test, for the Plan Year, multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (ii) if the corrective distribution is to be adjusted for income or loss during the Gap Period, ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Alternatively, the Administrative Committee may determine the income or loss allocable to Excess Aggregate Contributions under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

      B. Forfeitures of Excess Aggregate Contributions: Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Non-highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer.

      C. Accounting for Excess Aggregate Contributions: Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant's Employee Contribution Account, Matching Account, and Qualified Matching Contribution Account (and, if applicable, the Participant's Qualified Non-elective Contribution Account or Compensation Deferral Account, or both).

      Section IV.06 ALTERNATIVE TO DISTRIBUTION OF EXCESS AMOUNTS. The provisions of this Section are effective for Plan Years beginning on or after January 1, 1997 and prior to January 1, 2005. In lieu of distributing Excess Compensation Deferrals or Excess Aggregate Contributions and to the extent elected by the Employer, the Employer may make Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test, or both, pursuant to regulations under the Code, and in accordance this Schedule IV of the Plan.

      Section IV.07. ANNUAL ADDITIONS - DEFINITIONS. For purposes of Section IV.08, the following definitions and rules of interpretation shall apply:

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

      A. "Annual Additions" are the sum of the following amounts credited to a Participant's Account for any Limitation Year:

            (i) Compensation Deferral Contributions, Matching Contributions, and Qualified Matching Contributions;

            (ii) Profit Sharing Contributions, Special Contributions, Transition Contributions provided in an applicable Appendix and Qualified Non-elective Contributions, if any;

            (iii) Forfeitures, if any; and

            (iv) Excess amounts reapplied to reduce Employer contributions under Section IV.08.

            Except to the extent provided in Treasury Regulations, Annual Additions include any excess contributions described in Code Section 401(k), excess aggregate contributions described in Code Section 401(m), and excess deferrals described in Code Section 402(g), irrespective of whether the Plan distributes or forfeits such excess amounts. Annual Additions also include amounts allocated to an individual medical account (as defined in Code Section 415(l)(2)) included as part of a pension or annuity plan maintained by the Employer. Furthermore, Annual Additions include contributions attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 419(A)(d)(3)) under a welfare benefit fund (Code Section 419(e)) maintained by the Employer.

      B. "Company." Any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) that includes Cardinal Health, Inc., or any trades or businesses (whether or not incorporated) that are under common control (as defined in Section 414(c) of the Code as modified by Section 415(h)) with Cardinal Health, Inc., or a member of an affiliated service group (as defined in Code Section 414(m)) that includes Cardinal Health, Inc., or any other entity required to be aggregated with Cardinal Health, Inc., pursuant to regulations under
            Section 414(o) of the Code.

      C. "Compensation." With respect to the Limitation Year means Compensation as defined in Section 1.10 disregarding any exclusions from Compensation, other than the exclusions described in subparagraphs (i), (ii), (iii), and (iv) of Section 1.10A. For purposes of applying the limitations of this Schedule IV, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year.

      D. "Defined Benefit Plan." A retirement plan that does not provide for individual accounts for Employer contributions. The Administrative Committee shall

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

            treat all Defined Benefit Plans (whether or not terminated) maintained by the Employer as a single plan.

      E. "Defined Contribution Plan." A retirement plan that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants that the Administrative Committee may allocate to such Participant's account. The Administrative Committee shall treat as a Defined Contribution Plan an individual medical account (as defined in Code Section 415(l)(2)) included as part of a Defined Benefit Plan maintained by the Employer and a welfare benefit fund under Code Section 419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)). The Administrative Committee shall treat all Defined Contribution Plans (whether or not terminated) maintained by the Employer as a single plan.

      F.    "Limitation Year." The Plan Year.

      G. "Maximum Permissible Amount." For a Limitation Year beginning on or after July 1, 2002, the maximum permissible amount with respect to any Participant shall be the lesser of:

            (i) $40,000 (as adjusted in accordance with Code Section 415(d)), or

            (ii)  100% of the Participant's Compensation for the Limitation
                  Year.

            If there is a short Limitation Year because of a change in Limitation Year, the Administrative Committee will multiply the $40,000 limitation (or larger limitation) by the following fraction:

                  Number of months in the short Limitation Year

                                       12.

      H. "Projected Annual Benefit." The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) to which a Participant would be entitled under a Defined Benefit Plan on the assumptions that he continues employment until the normal retirement age (or current age, if that is later) thereunder, that his Compensation continues at the same rate as in effect for the Limitation Year under consideration until such age, and that all other relevant factors used to determine benefits under the Defined Benefit Plan remain constant as of the current Limitation Year for all future Limitation Years.

      I. Required Plan Aggregation. For purposes of applying the limitations of Code Section 415(b), (c) and (e) applicable to a Participant for a particular

            Limitation Year, all qualified Defined Benefit Plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as one Defined Benefit Plan and all qualified Defined Contribution Plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as part of this Plan.

      Section IV.08. ANNUAL ADDITION -- LIMITATIONS. The amount of the Annual Addition that may be credited under this Plan to any Participant's Account as of any allocation date shall not exceed the Maximum Permissible Amount reduced by the sum of any credits of Annual Additions made to the Participant's Account under all Defined Contribution Plans as of any preceding allocation date within the Limitation Year.

      If an allocation date of this Plan coincides with an allocation date of any other qualified Defined Contribution Plan maintained by the Company, the amount of the Annual Additions that may be credited under this Plan to any Participant's Account as of such date shall be an amount equal to the product of the amount to be credited under this Plan without regard to this Article IV multiplied by the lesser of one or a fraction, the numerator of which is the amount described in this Section IV.08 during the Limitation Year and the denominator of which is the amount that would otherwise be credited on this allocation date under all Defined Contribution Plans without regard to this
Schedule IV.

      If contributions to this Plan on behalf of a Participant are to be reduced prior to their contribution to the Plan as a result of this Schedule IV, such reduction shall be effected by first reducing the amount of any Compensation Deferral Contributions (along with any corresponding Non-Safe Harbor Matching Contributions) on behalf of such Participant, and then, if necessary, by reducing the Employer Contributions and/or Transition Contributions that would otherwise have been allocated to a Participant's Account. If, as a result of either (a) the allocation of forfeitures, or (b) a reasonable error in estimating a Participant's Compensation, or (c) under the limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in subsections A-D of this Section IV.08, the allocation of Annual Additions under the terms of the Plan for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the Limitation Year to be exceeded, the excess amounts shall not be deemed to be Annual Additions in that Limitation Year if they are treated as follows:

The excess amounts in the Participant's Account consisting of Compensation Deferral Contributions and any gains attributable thereto shall be paid to the Participant as soon as administratively feasible. Any amount so distributed shall be disregarded for purposes of complying with the requirements of Code
Section 402(g), the Actual Deferral Percentage test of Code Section 401(k)(3) and the Actual Contribution Percentage test of Code Section 401(m)(2).

The excess amounts in the Participant's Account consisting of Employer Contributions, Non-Safe Harbor Matching Contributions or Transition Contributions provided in Schedule V shall be used to reduce Employer Contributions, Matching Contributions or Transition Contributions provided in an applicable Appendix respectively for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if that Participant is

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

covered by the Plan as of the end of the Limitation Year. However, if that Participant is not covered by the Plan as of the end of the Limitation Year, then the excess amounts must be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants in the Plan. If a suspense account is in existence at any time during a particular Limitation Year, other than the first Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts (subject to the limitations of Code Section 415) before any contributions that would constitute Annual Additions may be made to the Plan for that Limitation Year. Furthermore, the excess amounts must be used to reduce Employer Contributions, Matching Contributions and Transition Contributions provided in Schedule V for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan. For purposes of this subdivision, except as provided in Section IV.08.A, excess amounts may not be distributed to Participants or Former Participants.

In the event of termination of the Plan, the suspense account described above, shall revert to the Company to the extent it may not then be allocated to any Participant's Account.

Notwithstanding any other provisions in this Schedule IV, the Company shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an allocation date.

If a Participant's Annual Additions would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.

      Section IV.09. ADP/ACP TESTING METHOD. For Plan Years on and after January 1, 1997 but prior to January 1, 2005, the Plan used the current year testing method to satisfy the Actual Deferral Percentage and Actual Contribution Percentage Tests.

      Section IV.10. QSLOB TESTING PROVISIONS. For any testing year (as defined in Code Section 414(r)) the Company may elect (by filing with the IRS at the time and in the manner prescribed by the IRS) to use qualified separate lines of business ("QSLOB") in order to satisfy nondiscrimination and/or coverage testing for the Plan.

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

                                   SCHEDULE V

                    SPECIAL PROVISIONS FOR PRIOR MERGED PLANS

A. Special Rules Regarding Participants in the Owen Healthcare, Inc. 401(k) Savings Plan.

      (i) A Participant employed by Owen Healthcare, Inc. ("Owen") on June 30, 1998 shall, to the extent applicable, continue to have a separate After-tax Contribution Account and a separate Participant IRA Account under the Plan.

      (ii) A Participant employed by Owen on June 30, 1998 shall continue to be permitted to obtain in-service withdrawals from his after-tax contributions Account.

      (iii) A Participant employed by Owen on June 30, 1998 shall continue to be permitted to obtain in-service withdrawals from his Participant IRA Account in an amount equal to all, but not less than all, of the amounts held in such Participant IRA Account.

B. Special Rules Regarding Participants in the Packaging Coordinators, Inc. Money Purchase Pension Plan. Participants employed by PCI on June 30, 1998 shall continue to have the option to receive distributions from the Plan in the form of a 100% Qualified Joint and Survivor Annuity, to the extent applicable, or in the form of a single life annuity. A single life annuity shall continue to be the normal form of benefit payable to an unmarried Participant.

C. Transition Contribution for Participants in the R.P. Scherer Employees' Retirement Income Plan. The Employer shall make a Transition Contribution on behalf of an Employee of Cardinal Health 409, Inc. (f/k/a R.P. Scherer Corporation) who:

      (i) was a Participant in the R.P. Scherer Corporation Employees' Retirement Income Plan (the "Pension Plan") on December 31, 2002;

      (ii) completed at least five (5) Years of Service on or before December 31, 2002;

      (iii) attained at least age fifty (50) on or before December 31, 2002; and

      (iv) are employed by Cardinal Health 409, Inc. on the last day of the applicable Fiscal Year.

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

      The amount of the Transition Benefit shall be a percentage of Compensation based on the Participant's Years of Service in the Pension Plan as of December 31, 2002:

                                                      Transition
                                                        Benefit
Years of Service (as of 12/31/02)                      Percentage
----------------                                      -----------
Less than five (5)                                          0%
At least five (5) but less than 10 (ten)                  1.5%
At least ten (10) but less than fifteen (15)              3.5%
At least fifteen (15) but less than twenty (20)           5.5%
At least twenty (20) but less than twenty-five (25)       7.5%
Twenty-five (25) or more                                  9.5%

      The Transition Benefit shall be contributed to the Participant's Account for each Fiscal Year in which the Participant satisfies the criteria set forth in this subsection (b) beginning on January 1, 2003 and ending on December 31, 2008.

      Compensation issued to determine the amount of the Transition Benefit for an applicable Fiscal Year shall be based on the following periods:

Fiscal Year                        Period Used to Determine Compensation
-----------                        -------------------------------------
    2003                           January 1, 2003 to June 30, 2003
    2004                           July 1, 2003 to June 30, 2004
    2005                           July 1, 2004 to June 30, 2005
    2006                           July 1, 2005 to June 30, 2006
    2007                           July 1, 2006 to June 30, 2007
    2008                           July 1, 2007 to June 30, 2008
    2009                           July 1, 2008 to December 31, 2008

D. Special Rules Regarding Active Employees of Medical Products and Services (f/k/a Allegiance Corporation).

      (i) For purposes of Employer Contributions under the Plan, the term "Compensation" shall mean "Base Pay" until July 1, 2005 defined as follows:

            1. With respect to Employees who are compensated based upon sales commissions and with greater than 25% of pay at risk, Base Pay includes 75% of the Employee's regular pay, draw and commissions for the Plan Year, but excludes shift differentials, exception pay, Management Incentive Compensation Plan ("MICP"), lump sum merit pay, expenses, performance pay and any other payments

            2. With respect to Employees who are not compensated based upon sales commissions or who are paid commissions but with less than 25% of pay at risk, Base Pay includes regular pay, back pay, vacation pay,

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

                  holiday pay, sick pay, funeral pay, jury pay, military pay and other paid absences, but excludes overtime, short-term disability, shift differential, exception pay, MICP, lump sum merit pay, performance pay and any other payments.

      (ii) A Participant who is fully vested in his Non-Safe Harbor Matching Contributions and Employer Contributions Accounts and who has attained his fifth anniversary of participation may elect to withdraw any or all of his Matching Contributions or amounts held in his Profit Sharing Account at any time. A Participant who elects to make such a withdrawal is ineligible to make Compensation Deferral Contributions for a period of six months commencing on the first day of the first calendar month following the date on which the accounts are valued for purposes of making such withdrawal. Such Participant's Compensation Deferral Contributions shall recommence at the same rate (unless the Participant elects otherwise) on the first day of the sixth full calendar month following the date of the commencement of the suspension.

E. Special Rules Regarding Former Participants in the Alaris Medical Systems Retirement Investment Plan. A Participants may withdraw all or part of his interest held in the Alaris Medical Systems Retirement Investment Plan credited prior to December 31, 1997, excluding earnings credited after December 31, 1997 and Pre-Tax Contributions, at any time. In addition to any other rules the Administrative Committee may prescribe, such withdrawals shall be limited to one withdrawal per Plan Year in a whole dollar amount of $500 or more.

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